                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of this 8th day of December, 1998 (this "Plan"), by and among HEADLANDS MORTGAGE COMPANY, a California corporation ("Headlands"), GREENPOINT FINANCIAL CORP., a Delaware corporation ("GreenPoint"), and GF ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of GreenPoint ("Merger Sub").

                                    RECITALS

          WHEREAS, the respective Boards of Directors of each of Headlands, GreenPoint, and Merger Sub have determined that the merger of Merger Sub with and into Headlands upon the terms and subject to the conditions set forth in this Plan (the "Merger") is in the best interests of their respective companies and their stockholders;

          WHEREAS, as an inducement and condition to the willingness of GreenPoint and Merger Sub to pursue the transactions contemplated by this Plan, immediately prior to the execution hereof Headlands and GreenPoint entered into and delivered a stock option agreement in the form attached hereto as Exhibit A
                                                                      ---------
(the "Stock Option Agreement");

          WHEREAS, as an inducement and condition to the willingness of GreenPoint and Merger Sub to pursue the transactions contemplated by this Plan, immediately prior to the execution hereof certain of Headlands's directors (and/or related trusts) entered into and delivered support agreements in the form attached hereto as Exhibit B (the "Support Agreements");
                        ---------

          WHEREAS, immediately prior to the execution hereof, GreenPoint entered into employment and restrictive covenant agreements (the "Employee Agreements") with each of the following officers of Headlands providing, among other things, for their employment by GreenPoint and/or Headlands, as the case may be, effective upon consummation of the Merger: Peter T. Paul, Gilbert J. MacQuarrie, Becky S. Poisson and Steven M. Abreu;

          WHEREAS, it is the intention of the parties to this Plan that the business combination contemplated hereby be treated as a "reorganization" under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP");

          WHEREAS, it is the intention of the parties to this Plan that the stock of the surviving corporation in the Merger be contributed by GreenPoint to GreenPoint Bank, a New York State chartered savings bank and wholly-owned subsidiary of GreenPoint ("GreenPoint Bank"); and

          WHEREAS, Headlands, GreenPoint and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Plan;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE I.

                              CERTAIN DEFINITIONS

          1.1.  Certain Definitions. The following terms are used in this Plan
                -------------------
with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Headlands or its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Headlands or its Subsidiaries, other than the transactions contemplated by this Plan.

          "Affiliate" or "affiliate" as applied to any Person, means any Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the aforementioned Person, whether such control is through stock ownership, contract or otherwise.

          "Agency" has the meaning set forth in Section 4.1(n).

          "CGCL" means the General Corporation Law of the State of California.

          "Code" has the meaning set forth in the Recitals to this Plan.

          "Compensation and Benefit Plans" has the meaning set forth in Section
                                                                        -------
     5.3(l)(i).
     ---------

          "Consultants" has the meaning set forth in Section 5.3(l)(i).
                                                     -----------------

          "Contribution" has the meaning set forth in the Section 2.2.
                                                          -----------

          "Directors" has the meaning set forth in Section 5.3(l)(i).
                                                   -----------------

          "Disclosure Schedule" has the meaning set forth in Section 5.1.
                                                             -----------

          "DGCL" means the General Corporation Law of the State of Delaware.

          "DOL" means the Department of Labor.

          "Effective Date" has the meaning set forth in Section 2.3.
                                                        -----------

          "Effective Time" has the meaning set forth in Section 2.3.
                                                        -----------

          "Employee Agreements" has the meaning set forth in the Recitals to this Plan.

          "Employees" has the meaning set forth in Section 5.3(l)(i).
                                                   -----------------

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.3(l)(iii).
                                                         -------------------

          "ERISA Affiliate Plan" has the meaning set forth in Section
                                                              -------
     5.3(l)(iii).
     -----------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.4.
                                                        -----------

          "Exchange Ratio" has the meaning set forth in Section 3.1(b).
                                                        --------------

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "FHA" has the meaning set forth in Section 4.1(n).
                                             --------------

          "FHLMC" has the meaning set forth in Section 4.1(n).
                                               --------------

          "FNMA" has the meaning set forth in Section 4.1(n).
                                              --------------

          "GAAP" has the meaning set forth in the Recitals to this Plan.

          "GNMA" has the meaning set forth in Section 4.1(n).
                                              --------------

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "GreenPoint" has the meaning set forth in the preamble to this Plan.

          "GreenPoint Bank" has the meaning set forth in the Recitals to this Plan.

          "GreenPoint Common Stock" means the common stock, par value $0.01 per share, of GreenPoint.

          "Headlands" has the meaning set forth in the preamble to this Plan.

          "Headlands Affiliate" has the meaning set forth in Section 6.7(a).
                                                             --------------

          "Headlands Board" means the Board of Directors of Headlands.

          "Headlands Bylaws" means the Bylaws of Headlands.

          "Headlands Certificate" means the Articles of Incorporation of Headlands.

          "Headlands Common Stock" means the common stock, without par value, of Headlands.

          "Headlands Meeting" has the meaning set forth in Section 6.2.
                                                           -----------

          "Headlands Preferred Stock" means the preferred stock, without par value of Headlands.

          "Headlands Stock Option" has the meaning set forth in Section 3.6.
                                                                -----------

          "Headlands Stock Plans" means the 1997 Executive and Non-Employee Director Stock Option Plan and the 1998 Employee Stock Purchase Plan.

          "HMSI" means Headlands Mortgage Securities, Inc. and any predecessor thereto.

          "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "HUD" has the meaning set forth in Section 4.1(n).
                                             --------------

          "Indemnified Party" has the meaning set forth in Section 6.12(a).
                                                           ---------------

          "Insurance Policies" has the meaning set forth in Section 5.3(s).
                                                            --------------

          "Insurer" has the meaning set forth in Section 5.3(u)(iii).
                                                 -------------------

          "Investor" has the meaning set forth in Section  5.3(u)(iii).
                                                  --------------------

          "IRS" means the Internal Revenue Service.

          "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Loan" has the meaning set forth in Section 5.3(u)(ii).
                                              ------------------

          "Loan Servicing Agreement" has the meaning set forth in Section
                                                                  -------
     5.3(u)(v).
     ---------

          "Material Adverse Effect" means, with respect to GreenPoint or Headlands, any effect that (i) is, or is reasonably likely to be, material and adverse to the financial position, results of operations or business of GreenPoint and its Subsidiaries taken as a whole or Headlands and its Subsidiaries taken as a whole, respectively, or (ii) would, or is reasonably likely to, materially impair the ability of either GreenPoint or Headlands to perform its obligations under this Plan or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Plan other than to the extent such effect results from changes in (i) U.S. or global economic or industry conditions generally, (ii) the U.S. or global financial markets generally,
     (iii) the general levels of interest rates, (iv) any generally applicable law, rule or regulation or interpretation thereof by any Governmental Authority or (v) GAAP or regulatory accounting requirements of general applicability.

          "Merger" has the meaning set forth in the Recitals to this Plan.

          "Merger Consideration" has the meaning set forth in Section 2.1.
                                                              -----------

          "Merger Sub" has the meaning set forth in the preamble to this Plan.

          "Merger Sub Common Stock" means the common stock, par value $0.01 per share, of Merger Sub.

          "New Certificate" has the meaning set forth in Section 3.4(a).
                                                         --------------

          "NYSE" means the New York Stock Exchange, Inc.

          "Old Certificates" has the meaning set forth in Section 3.4.
                                                          -----------

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" has the meaning set forth in Section 5.3(l)(ii).
                                                      ------------------

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

          "Plan" has the meaning set forth in the preamble to this Plan, as amended or modified from time to time in accordance with Section 9.2.
                                                              -----------

          "Pool" has the meaning set forth in Section 5.3(u)(xi).
                                              ------------------

          "Previously Disclosed" by a party shall mean information set forth in the correspondingly enumerated section of its Disclosure Schedule.

          "Proxy Statement" has the meaning set forth in Section 6.3(a).
                                                         --------------

          "Registration Statement" has the meaning set forth in Section 6.3(a).
                                                                --------------

          "Regulatory Authority" has the meaning set forth in Section
                                                              -------
     5.3(g)(ii).

          "Replacement Option" has the meaning set forth in Section 3.6.
                                                            -----------

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Section 5.3(g)(i).
                                                       -----------------

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Securitization Instruments" has the meaning set forth in Section
                                                                    -------
     5.3(u)(xii).
     -----------

          "Securitization Servicer" has the meaning set forth in Section
                                                                 -------
     5.3(u)(xii).
     -----------

          "Securitization Transaction" has the meaning set forth in Section
                                                                    -------
     5.3(u)(xii).
     -----------

          "Serviced Loans" has the meaning set forth in Section 5.3(u)(iii).
                                                        -------------------

          "SRO" has the meaning set forth in Section 5.3(g).
                                             --------------

          "Stock Option Agreement" has the meaning set forth in the Recitals to this Plan.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Support Agreements" has the meaning set forth in the Recitals to this Plan.

          "Surviving Corporation" has the meaning set forth in Section 2.1.
                                                               -----------

          "Takeover Laws" has the meaning set forth in Section 5.3(n).
                                                       --------------

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Agreement" has the meaning set forth in Section 5.3(p)(iii).
                                                       -------------------

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Warehouse Loans" has the meaning set forth in Section 5.3(u)(ii).
                                                         ------------------

                                 ARTICLE II.

                                 THE MERGER

          2.1.  The Merger.  At the Effective Time, Merger Sub shall merge
                ----------
with and into Headlands in accordance with, and having the effects specified in, this Plan, the CGCL and the DGCL. Headlands shall be the surviving corporation in the Merger and shall become a wholly-owned subsidiary of GreenPoint and, after the Contribution, shall become a wholly-owned subsidiary of GreenPoint Bank (Headlands, as the surviving corporation in the Merger, sometimes referred to as the "Surviving Corporation"). The separate corporate existence of Merger Sub shall cease upon consummation of the Merger. GreenPoint may at any time prior to the Effective Time change the method of effecting the combination with Headlands (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be
                   ----------
necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Headlands Common Stock or to holders of Headlands Stock Options as provided for in this Plan (the "Merger Consideration"), (ii) adversely affect the tax treatment of Headlands's stockholders as a result of receiving the Merger Consideration or (iii) be reasonably likely to materially impede or delay consummation of the transactions contemplated by this Plan.

          (a)  Effectiveness of the Merger.  Subject to the satisfaction or
               ---------------------------
waiver of the conditions set forth in Article VII, the Merger shall become
                                      -----------
effective upon the occurrence of the valid filing with the Secretary of State of the State of California of an agreement of merger and an appropriate officer's certificate in accordance with Section 1108 of the CGCL and the valid filing with the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 252 of the DGCL or such later date and time as may be set forth in such documents.

          (b)  Articles of Incorporation and Bylaws.  The articles of
               ------------------------------------
incorporation and bylaws of the Surviving Corporation initially shall be those of Headlands as in effect immediately prior to the Effective Time.

          (c)  Directors and Officers of the Surviving Corporation.  The
               ---------------------------------------------------
directors and officers of the Surviving Corporation immediately after the Merger initially shall be the directors and officers of Headlands immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

          2.2.  The Contribution.  No sooner than following the Effective Time,
                ----------------
GreenPoint intends to contribute all of the issued and outstanding capital stock of the Surviving Corporation to GreenPoint Bank and the Surviving Corporation shall thereafter cease to be a direct Subsidiary of GreenPoint and shall become a wholly-owned operating subsidiary of GreenPoint Bank (the "Contribution").

          2.3.  Effective Date and Effective Time.  Subject to the satisfaction
                ---------------------------------
or waiver of the conditions set forth in Article VII, the parties shall cause
                                         -----------
the effective date of the Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in

Article VII shall have been satisfied or waived in accordance with the terms of
-----------
this Plan (or, at the election of GreenPoint, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month; provided, however, that if GreenPoint elects to continue the Effective Date until the last business day of either such month, the shares of GreenPoint Common Stock to be issued to holders of Headlands Common Stock shall include the right to receive dividends or other distributions declared on GreenPoint Common Stock having a record date occurring after such fifth business day) or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

                                ARTICLE III.

                     CONSIDERATION; EXCHANGE PROCEDURES

          3.1.  Merger Consideration.  Subject to the provisions of this Plan,
                --------------------
at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a)  Outstanding Common Stock of Merger Sub.  Each share of Merger
               --------------------------------------
Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Headlands Common Stock.

          (b)  Outstanding Headlands Common Stock.  Each share of Headlands
               ----------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Headlands Common Stock held directly or indirectly by Headlands or GreenPoint or any of their respective Subsidiaries (except for shares held by Headlands or GreenPoint or any of their respective Subsidiaries in a fiduciary capacity for the benefit of third parties or in respect of a debt previously contracted)) shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive 0.620 (the "Exchange Ratio") shares of GreenPoint Common Stock. The Exchange Ratio will be subject to adjustment as set forth in
Section 3.5.
-----------

          (c)  Outstanding GreenPoint Common Stock.  Each share of GreenPoint
               -----------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

          3.2.  Rights as Stockholders; Stock Transfers. At the Effective Time,
                ---------------------------------------
holders of Headlands Common Stock shall cease to be, and shall have no rights as, stockholders of Headlands, other than the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Headlands or the Surviving Corporation of shares of Headlands Common Stock.

          3.3.  Fractional Shares.  Notwithstanding any other provision hereof,
                -----------------
no fractional shares of GreenPoint Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, GreenPoint shall pay to each holder of Headlands Common Stock who would otherwise be entitled to a fractional share of GreenPoint Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of GreenPoint Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall
                                                                 --------
Street Journal or, if not reported therein, in another authoritative source),
--------------
for the five consecutive NYSE trading days immediately preceding the Effective Date.

          3.4.  Exchange Procedures.
                -------------------

          (a) As promptly as practicable after the Effective Date, but in no event later than 5 Business Days thereafter, GreenPoint shall send or cause to be sent to each former holder of record of shares of Headlands Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates formerly representing shares of Headlands Common Stock (the "Old Certificates") for the Merger Consideration. GreenPoint shall cause the certificates representing the shares of GreenPoint Common Stock (the "New Certificates") and/or any check in respect of any fractional share interests or dividends or distributions which such stockholder shall be entitled to receive to be delivered to ChaseMellon Shareholder Services L.L.C., as exchange agent (the "Exchange Agent"), at the Effective Time, for delivery by the Exchange Agent to each such stockholder upon delivery by such stockholder to the Exchange Agent of Old Certificates representing such shares of Headlands Common Stock (or indemnity reasonably satisfactory to GreenPoint and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.
                            -----------

        (b) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Headlands Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (c)  At the election of GreenPoint, no dividends or other
distributions with respect to GreenPoint Common Stock with a record date occurring after the Effective Time (or dividends or other distributions accruing pursuant to Section 2.3) shall be paid to the holder of any unsurrendered Old Certificate representing shares of Headlands Common Stock converted in the Merger into the right to receive shares of such GreenPoint Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4.  After becoming so entitled in accordance with this Section
        -----------                                                      -------
3.4, the record holder thereof also shall be entitled to receive any such
---
dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of GreenPoint Common
Stock such holder had the right to receive upon surrender of the Old
Certificate.

          3.5.  Anti-Dilution Provisions.  In the event GreenPoint changes (or
                ------------------------
establishes a record date for changing) the number of shares of GreenPoint Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification or exchange or readjustment of shares or similar transaction with respect to the outstanding GreenPoint Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

          3.6.  Options.  At the Effective Time, each outstanding option to
                -------
purchase shares of Headlands Common Stock under the Headlands Stock Plans (each, a "Headlands Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Headlands Stock Option, the number of shares of GreenPoint Common Stock equal to (a) the number of shares of Headlands Common Stock subject to the Headlands Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Headlands Common Stock which were purchasable pursuant to such Headlands Stock Option divided by (z) the number of full shares of GreenPoint Common Stock subject to such Replacement Option in accordance with the foregoing. At or prior to the Effective Time, GreenPoint shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GreenPoint Common Stock for delivery upon exercise of the Headlands Stock Options assumed by it in accordance with this Section 3.6. As soon as reasonably practicable after the Effective Time, GreenPoint shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Headlands Stock Options to be deemed to be an option issued pursuant to a GreenPoint stock option or compensation plan for which a sufficient number of shares of GreenPoint Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the shares of GreenPoint Common Stock subject to such Headlands Stock Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus(es) contained therein) for so long as such Headlands Stock Options remain outstanding. Notwithstanding the foregoing, each Headlands Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Headlands shall take all action, if any, necessary with respect to the Headlands Stock Plans to permit the replacement of the outstanding Headlands Stock Options by GreenPoint pursuant to this Section 3.6. At the Effective Time, GreenPoint shall assume the 1997 Executive and Non-Employee Director Stock Option Plan; provided, that such assumption shall be only in respect of the Replacement Options and that GreenPoint shall have no obligation with respect to any awards under the Headlands Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed
Headlands Stock Plans.

          (b) With respect to the 1998 Employee Stock Purchase Plan, no new purchase periods will begin after December 31, 1998.

                                   ARTICLE IV.

                         ACTIONS PENDING ACQUISITION

          4.1.  Forebearances of Headlands.  From the date hereof until the
                --------------------------
Effective Time, except as expressly contemplated by this Plan or as Previously Disclosed, without the prior written consent of GreenPoint, Headlands will not, and will cause its Subsidiaries not to:

          (a)  Ordinary Course.  Conduct the business of Headlands and its
               ---------------
Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Headlands's ability to perform any of its material obligations under this Plan.

          (b)  Capital Stock.  Other than pursuant to Rights Previously
               -------------
Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding (including pursuant to any Compensation and Benefit Plan qualified under Section 401(k) of the Code to the extent such Compensation and Benefit Plan offers Headlands Common Stock as an investment option), or authorize the creation of, any additional shares of Headlands Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Headlands Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c)  Dividends, Etc.  (a) Make, declare, pay or set aside for payment
               --------------
any dividend (other than dividends from Headlands' Subsidiaries to Headlands) on or in respect of, or declare or make any distribution on, any shares of Headlands Common Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d)  Compensation; Employment Agreements; Etc.  Enter into or amend
               ----------------------------------------
or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer, employee or consultant of Headlands or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or Previously Disclosed bonus payments to be paid to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e)  Benefit Plans.  Enter into, establish, adopt, terminate or
               -------------
amend, any bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, group insurance or other employee benefit, compensation, incentive or welfare benefit contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, employee or consultant of Headlands or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each case as may be required by applicable law or to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (f)  Dispositions.  Except as Previously Disclosed, (i) sell,
               ------------
transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties, (ii) sell, assign or otherwise transfer any rights to service loans, other than servicing rights in respect of first mortgage loans held by Headlands or its Subsidiaries (a) on a retail basis or (b) on a wholesale basis where such wholesale loans are jumbo loans, adjustable rate mortgage loans, or other wholesale mortgage loans registered with private investors, in each case where such sales are in a manner consistent with past practice, or (iii) except in the ordinary course of business and in a manner consistent with past practice, sell, transfer, lease or encumber any loan.

          (g)  Acquisitions.  Except as Previously Disclosed, (i) acquire
               ------------
(other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole, or (ii) acquire any servicing right in a "bulk" transaction.

          (h)  Governing Documents.  Amend the Headlands Certificate, Headlands
               -------------------
Bylaws or the certificate of incorporation or by-laws (or similar governing documents) of any of Headlands's Subsidiaries.

          (i)  Accounting Methods.  Implement or adopt any change in its
               ------------------
accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j)  Tax Matters.  Make any material Tax elections or compromise any
               -----------
material Tax liability.

          (k)  Contracts.  Amend or modify in any material respect, or, except
               ---------
in the ordinary course of business consistent with past practice, enter into or terminate, any material contract (as defined in Section 5.3(k)).
                                                   --------------

          (l)  Claims.  Settle any claim, action or proceeding, except for any
               ------
claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Headlands and its Subsidiaries, taken as a whole.

          (m)  Adverse Actions.  (i) Take any action while knowing that such
               ---------------
action would, or is reasonably likely to, prevent or impede the Merger from qualifying (A) for "pooling of interests" accounting treatment or (B) as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) a material breach of any of its covenants herein, (C) any of the conditions to the Merger set forth in Article VII not being satisfied,
                                             -----------
(D) any material impediment to or delay in consummation of the transactions contemplated hereby, or (E) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.

          (n)  Risk Management.  Except (x) as Previously Disclosed, (y) as
               ---------------
required by applicable law or regulation to comply with modifications of rules, regulations or requirements imposed by means of the United States Department of Housing and Urban Development ("HUD"), the Federal Housing Administration ("FHA"), the VA, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the Government National Mortgage Association ("GNMA") or any state agency with authority to regulate the business of Headlands, determine the investment or servicing requirements with regard to loans originated, purchased or serviced by Headlands, or otherwise participate in or promote mortgage lending, as applicable (each of the above, an "Agency"), or (z) after prior consultation with GreenPoint, for changes required by Headlands's or its Subsidiaries's traditional conduits for the sale of non-conventional loans, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk or (iv) materially alter its methods or policies of underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service loans.

          (o)  Indebtedness.  Incur any indebtedness for borrowed money other
               ------------
than in the ordinary course of business.

          (p)  Loans.  Make, renegotiate, renew, increase, extend or purchase
               -----
any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment or guarantee in respect of any of the foregoing, except (i) in the ordinary course of business consistent with past practice and (ii) loans or advances as to which Headlands has a legally binding obligation to make such loan or advance as of the date hereof and which has been disclosed by Headlands in writing to GreenPoint prior to the execution of this Plan; provided, however, that Headlands may take (or permit any subsidiary of Headlands to take) any such action if, within five business days after Headlands requests in writing (which request shall include information and analyses sufficient for GreenPoint to assess the proposed action) that GreenPoint consent to the taking of such action, GreenPoint has approved such request in writing or has not responded in writing to such request.

          (q)  Commitments.  Agree or commit to do any of the foregoing.
               -----------

          4.2.  Forebearances of GreenPoint.  From the date hereof until the
                ---------------------------
Effective Time, except as expressly contemplated by this Plan, without the prior written consent of Headlands, GreenPoint will not:

          (a)  Extraordinary Dividends.  Make, declare, pay or set aside for
               -----------------------
payment any extraordinary dividend; provided, however, the foregoing shall not apply to increases in the quarterly dividend rate payable on GreenPoint Common Stock in the ordinary course of business consistent with past practices.

          (b)  Adverse Actions.  (a) Take any action while knowing that such
               ---------------
action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) a material breach of any of its covenants herein, (iii) any of the conditions to the Merger set forth in Article VII not being
                                                 -----------
satisfied, (iv) a material violation of any provision of this Plan or (v) any material impediment to or delay in consummation of the transactions contemplated hereby except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of GreenPoint to exercise its rights under the Stock Option Agreement.

          (c) Make any amendment to GreenPoint's certificate of incorporation that changes any material term or provision of the GreenPoint Common Stock.

          (d) Make any material changes to Merger Sub's certificate of incorporation.

          (e)  Agree or commit to do any of the foregoing.

                                 ARTICLE V.

                       REPRESENTATIONS AND WARRANTIES

          5.1.  Disclosure Schedules.  On or prior to the date hereof,
                --------------------
GreenPoint has delivered to Headlands a schedule and Headlands has delivered to GreenPoint a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision hereof or (ii) as an exception to one or more representations or warranties contained in Section 5.3 or 5.4 or to one or more of its covenants
                        -----------    ---
contained in Article IV or VI; provided, that (a) no such item is required to be
             ----------    --
set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.2, and (b)
               -----------
the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

          5.2.  Standard.  No representation or warranty of Headlands or
                --------
GreenPoint contained in Section 5.3 or 5.4 shall be deemed untrue or incorrect,
                        -----------    ---
and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.3 or 5.4 has had or is reasonably likely to have
                      -----------    ---
a Material Adverse Effect on the party making such representation or warranty (provided that such determination of Material Adverse Effect shall be made without regard to any qualifications regarding materiality or knowledge contained in any single representation or warranty).

          5.3.  Representations and Warranties of Headlands. Subject to Sections
                -------------------------------------------             --------
5.1 and 5.2 and except as Previously Disclosed in a paragraph of its Disclosure
---     ---
Schedule corresponding to the relevant paragraph below, Headlands hereby represents and warrants to GreenPoint:

          (a)  Organization, Standing and Authority.  Headlands is a
               ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. Headlands is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b)  Headlands Stock.  As of the date hereof, the authorized capital
               ---------------
stock of Headlands consists solely of (i) 50,000,000 shares of Headlands Common Stock, of which no more than 19,746,634 shares were issued and outstanding as of November 30, 1998 and (ii) 5,000,000 shares of Headlands Preferred Stock, of which no shares are outstanding. As of the date hereof, no shares of Headlands Common Stock and no shares of Headlands Preferred Stock are held in treasury by Headlands or otherwise owned by Headlands or its Subsidiaries. The outstanding shares of Headlands Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of Headlands Common Stock authorized and reserved for issuance, Headlands does not have any Rights issued or outstanding with respect to Headlands Common Stock, and Headlands does not have any commitment to authorize, issue or sell any Headlands Common Stock or Rights, except pursuant to this Plan and the Stock Option Agreement or Stock Purchase Agreement. The number of shares of Headlands Common Stock which are issuable and reserved for issuance upon exercise of Headlands Stock Options as of the date hereof are Previously Disclosed.

          (c)  Subsidiaries.
               ------------

               (i) (A) Headlands only direct or indirect subsidiaries are HMSI and the subsidiaries set forth on Schedule 5.3(c) of the Headlands Disclosure Schedule, all of the issued and outstanding equity securities of which are owned directly by Headlands, (B) no equity securities of Headlands' Subsidiaries are or may become required to be issued (other than to Headlands) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which Headlands is or may be bound to sell or otherwise transfer any equity securities of its Subsidiaries, (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of Headlands' Subsidiaries are fully paid and nonassessable and are owned by Headlands free and clear of any Liens.

               (ii) Headlands does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

               (iii) Headlands' Subsidiaries have been duly organized and is validly existing in good standing under the laws of the State of Delaware, and are duly qualified to do business and in good standing in the jurisdictions where their ownership or leasing of property or the conduct of their business requires them to be so qualified.

          (d)  Corporate Power.  Each of Headlands and HSMI has the corporate
               ---------------
power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and

Headlands has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

          (e)  Corporate Authority.  Subject in the case of this Plan to
               -------------------
receipt of the requisite approval of the agreement of merger set forth in this Plan by the holders of a majority of the outstanding shares of Headlands Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Headlands. This Plan and the Stock Option Agreement are valid and legally binding obligations of Headlands, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Headlands Board has received the written opinion of NationsBanc Montgomery Securities LLC to the effect that as of the date hereof the consideration to be received by the holders of Headlands Common Stock in the Merger is fair to the holders of Headlands Common Stock from a financial point of view.

          (f)  Regulatory Approvals; No Defaults.
               ---------------------------------

               (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Headlands or its Subsidiaries in connection with the execution, delivery or performance by Headlands of this Plan or the Stock Option Agreement or to consummate the Merger except for (A) filings with the SEC and state securities authorities, (B) the approval of this Plan by the stockholders of Headlands, (C) filing of notice pursuant to the HSR Act and the expiration or termination of the applicable waiting period thereunder, (D) filings of applications or notices with Previously Disclosed mortgage banking licensing or supervisory authorities, and (E) the filing of an agreement of merger and an appropriate officer's certificate in accordance with Section 1108 of the CGCL. As of the date hereof, Headlands is not aware of any reason why the approvals set forth in Section 7.1(b) will not be received without the imposition of a
        --------------
     condition, restriction or requirement of the type described in
     Section 7.1(b).
     --------------

               (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Headlands or of its Subsidiaries or to which Headlands or its Subsidiaries or either of their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Headlands Certificate or the Headlands Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g)  Financial Reports and SEC Documents.
               -----------------------------------

               (i) Headlands's Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Headlands SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Headlands and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Headlands SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of

     Headlands and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

               (ii) Headlands and its Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with any federal or state Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or the supervision or regulation of Headlands or its Subsidiaries (collectively, the "Regulatory Authorities") or any self-regulatory organization (an "SRO"), and all other material reports and statements required to be filed by them since such date, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state regulatory authority or SRO and have paid all fees and assessments due and payable in connection therewith; all such reports and filings comply in all material respects with applicable requirements and do not contain any untrue or misleading statement of material fact or omit to make any statement of material fact required to be stated or necessary to make the statements therein not misleading.

               (iii) Since December 31, 1997, Headlands and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

               (iv) Since December 31, 1997, (A) Headlands and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (B) no event has occurred or fact or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.3 or otherwise), has
                                               -----------
     had or is reasonably likely to have a Material Adverse Effect with respect to Headlands.

               (v)  Litigation.  No litigation, claim or other proceeding
                    ----------
     before any Governmental Authority is pending against Headlands or its Subsidiaries and, to Headlands's knowledge, no such litigation, claim or other proceeding has been threatened in each case, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Headlands or prevent or materially delay or materially impair the ability of Headlands to consummate the transactions contemplated by this Agreement or by the Stock Option Agreement.

          (h)  Regulatory Matters.
               ------------------

               (i) Neither Headlands nor any of its Subsidiaries nor their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

               (ii) Neither Headlands nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

               (iii) Headlands has filed all reports required to be filed with HUD pursuant to the Home Mortgage Disclosure Act, and the information contained in such reports was true and correct in all material respects when filed.

          (i)  Compliance with Laws.  Each of Headlands and its Subsidiaries:
               --------------------

               (i) in the conduct of its business, is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Truth in Lending Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act of 1974, as amended, and the regulations promulgated thereunder, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses in all material respects as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Headlands's knowledge, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that Headlands or its Subsidiaries (or any other subsidiary then-existing) is not in compliance with any statute, regulation, or ordinance or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Headlands's knowledge, do any grounds for any of the foregoing exist).

          (j)  Material Contracts; Defaults.  Except for those agreements and
               ----------------------------
other documents filed as exhibits to its SEC Documents, and except as contemplated by this Plan, neither Headlands nor any of its Subsidiaries are a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (without giving effect to the "ordinary course" exception set forth therein) or (ii) that materially restricts the conduct of business by Headlands or its Subsidiaries. Neither Headlands nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there are no events or conditions arising as a result of actions or omissions of Headlands or its Subsidiaries which, with the passing of time or notice, or both, would constitute a default or breach thereunder, and with respect to the counterparty or counterparties to each such contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to the knowledge of Headlands's or any of its Subsidiaries there exists or is threatened thereunder no default, breach or other event or condition, which with the passage of time or notice, or both, would constitute a default or breach thereunder. None of Headlands nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of it to compete in any line of business or with any person, or
(ii)
involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (k)  No Brokers.  No action has been taken by Headlands that would
               ----------
give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Plan, excluding a Previously Disclosed fee to be paid to NationsBanc Montgomery Securities, LLC.

          (l)  Employee Benefit Plans.
               ----------------------

               (i)  Section 5.3(l)(i) of Headlands's Disclosure Schedule
                    -----------------
     contains a complete and accurate list of all existing material bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, group insurance, employment, consulting or severance agreements and all similar practices, policies and arrangements maintained or contributed to by Headlands or its Subsidiaries in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Headlands or its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Headlands nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to amend, modify or change any existing Compensation and Benefit Plan. Except as set forth in Section 5.3(e)(i) of Headlands's Disclosure Schedule, Headlands or its Subsidiaries has reserved the right to amend, modify, change or terminate any Compensation and Benefit Plan.

               (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with ERISA and the Code, or any regulations or rules promulgated thereunder. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section
     401(a) of the Code has received a favorable determination letter
     (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS for "TRA" (as defined in Section 1 of Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Compensation and Benefit Plan, and Headlands is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Headlands, threatened legal action, suit or claim relating to any Compensation and Benefit Plan, and to the knowledge of Headlands, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against any Compensation and Benefit Plan, any fiduciaries thereof with respect to their duties to any Compensation and Benefit Plan or the assets of any of the trusts under any Compensation and Benefit Plan which could reasonably be expected to result in a material liability of Headlands or its Subsidiaries to the PBGC, the Department of Treasury, the DOL, any Compensation and Benefit Plan or any current or former participant in any Compensation and Benefit Plan. Neither Headlands nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Headlands or its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

               (iii) No Compensation and Benefit Plan is subject to Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code. No liability under Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code has been or is expected to be incurred by Headlands or its Subsidiaries with respect to any frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Headlands or its Subsidiaries under Section 4001(a)(14) of ERISA or
     Section 414(b)(c)(m) or (o) of the Code (an "ERISA Affiliate Plan"). None of Headlands, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a Multiemployer Plan within the meaning of Subtitle E of Title IV of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA, at any time since September 26, 1980. To the knowledge of Headlands, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

               (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made or have been reflected on Headlands's financial statements to the extent required by generally accepted accounting principles. None of Headlands, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and
     (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

               (v) Neither Headlands nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in
     Schedule 5.3(l)(i) of Headlands's Disclosure Schedule, there has been no communication to Employees by Headlands or its Subsidiaries that would reasonably be expected to promise or guarantee such Employee retiree health or life insurance or other retiree death benefits on a permanent basis.

               (vi) Headlands and its Subsidiaries do not maintain any Compensation and Benefit Plans covering current or former foreign employees of either.

               (vii) With respect to each Compensation and Benefit Plan, if applicable, Headlands has provided or made available to GreenPoint, true and complete copies of its most recent (A) Compensation and Benefit Plan documents and amendments thereto, (B) trust instruments and insurance contracts and amendments thereto, (C) Annual Report (Form 5500 Series) and accompanying schedules, if any, (D) summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA), and (E) actuarial report, if any.

               (viii) The consummation of the transactions contemplated by this Plan would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

               (ix) Neither Headlands nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which are not reasonably expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

               (x) As a result, directly or indirectly, of the transactions contemplated by this Plan (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of GreenPoint, Headlands or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (m)  Labor Matters.  Neither Headlands nor any of its Subsidiaries
               -------------
is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Headlands or its Subsidiaries the subject of a proceeding asserting that Headlands or its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Headlands or its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Headlands or its Subsidiaries pending or, to Headlands's knowledge, threatened, nor is Headlands aware of any activity involving its or its Subsidiaries's employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (n)  Takeover Laws; Dissenters Rights.  Headlands has taken all
               --------------------------------
action required to be taken by it in order to exempt this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Plan, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of California. Holders of Headlands Common Stock do not have dissenters' or appraisal rights in connection with the execution of this Plan or the consummation of any of the transactions contemplated hereby.

          (o)  Environmental Matters.  Neither the conduct nor operation of
               ---------------------
Headlands or its Subsidiaries (or any other subsidiary of Headlands existing prior to the date hereof) nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Headlands nor any of its Subsidiaries (or any other subsidiary of Headlands existing prior to the date hereof) has received any notice from any Governmental Authority, or to its knowledge, any other person, that Headlands or its Subsidiaries (or any other subsidiary of Headlands existing prior to the date hereof) or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (p)  Tax Matters.
               -----------

               (i) (A) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to Headlands and its Subsidiaries (and any other subsidiary of Headlands existing prior to the date hereof) have been duly filed and such filed Tax Returns are true, correct and complete in all material respects, (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full, (C) the federal and state income Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or are being contested in good faith by appropriate proceedings and have been reserved against in accordance with GAAP, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Headlands or its Subsidiaries. Headlands has made available to GreenPoint true and correct copies of the United States federal income Tax Returns filed by Headlands and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither Headlands nor any of its Subsidiaries has any liability with respect to Taxes that accrued on or before the end of the most recent period covered by Headlands's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Headlands's SEC Documents filed on or prior to the date hereof except for the liability under the Tax Agreement. As of the date hereof, neither Headlands nor any of its Subsidiaries (or any other subsidiary of Headlands existing prior to the date hereof) has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Plan.

               (iii) Headlands is not a party to any tax sharing, allocation or indemnification agreement, other than the Tax Indemnification Agreement dated as of October 15, 1997 by and between the Company and Headlands's shareholders prior to termination of S corporation status (the "Tax Agreement"). No amounts are currently due and payable by Headlands under the Tax Agreement and, to the best knowledge of Headlands, no adjustments have been asserted or proposed by any taxing authority that could reasonably be expected to result in an obligation of Headlands to pay any amounts under the Tax Agreement.

               (iv) Headlands (and any predecessor thereof) made a valid election to be an S corporation for federal income tax purposes effective for the first taxable year during its corporate existence and such election remained in effect for each subsequent taxable year until January 31, 1998, and, where required to obtain similar treatment for state and local tax purposes, Headlands (and any predecessor thereof) made valid elections or took other action to obtain such treatment. With the consent of the shareholders whose consent is required by Section 1362(d)(1) of the Code and Treas. Reg. (S) 1.1362-2(a), Headlands revoked its S corporation election in the manner prescribed in Treas. Reg. (S) 1.1362-6 and such revocation was effective on January 31, 1998. With the consent of the shareholders whose consent is required by Section 1362(e)(3) of the Code and Treas. Reg. (S) 1.1362-3(b)(1), Headlands elected in the manner prescribed by Treas. Reg. (S) 1.1362-6 to allocate its income for the "S termination year" (as defined in Section 1362(e)(4) of the Code) between the "S short year" described in Section 1362(e)(1)(A) of the Code and the "C short year" described in Section 1362(e)(1)(B) of the Code on the basis of the Company's normal tax accounting method.

               (v) Headlands has not agreed to and is not required to make any adjustment under Section 481(a) of the Code by reason of a change in method of accounting or otherwise.


          (q)  Risk Management Instruments.  All interest rate swaps, caps,
               ---------------------------
floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Headlands's own account, or for the account of its Subsidiaries or their customers (all of such material arrangements are listed on Section 5.3(q) of Headlands's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Headlands or any of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Headlands nor any of its Subsidiaries, nor to Headlands's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (r)  Books and Records.  The books and records of Headlands and its
               -----------------
Subsidiaries have been properly and accurately maintained, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Headlands and its Subsidiaries.

          (s)  Insurance.  Section 5.3(s) of Headlands's Disclosure Schedule
               ---------
sets forth all of the insurance policies, binders, or bonds maintained by Headlands or its Subsidiaries ("Insurance Policies"). Headlands and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Headlands reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Headlands and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (t)  Accounting Treatment.  As of the date hereof, Headlands is
               --------------------
aware of no reason why the Merger will fail, or could reasonably be expected to fail, to qualify for "pooling of interests" accounting treatment.


          (u)  Mortgage Banking Business.  (i)  Licenses and Qualifications.
               -------------------------        ---------------------------
Headlands (the only Headlands entity that services or originates loans) (A) is an approved (1) HUD mortgagee and servicer for FHA-insured loans, (2) lender and servicer for VA-insured loans, (3) seller/servicer of one-to-four-family first and second mortgages for FNMA and FHLMC, and (4) GNMA issuer and servicer of GNMA-guaranteed mortgage-backed securities, (B) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business, (C) is in good standing under all applicable federal, state and local laws and regulations thereunder as a lender and servicer and (D) is in good standing with all authorities and servicers for the state bond programs in which it participates. As of the date hereof, there is no pending or, to Headlands's knowledge, threatened cancellation or reduction of any loan purchase commitment or other loan sale contract to which Headlands is a party, and the obligations of Headlands under each such contract are being performed by Headlands in accordance with its terms. Headlands has no reason to believe that the underwriting waivers from FNMA and FHLMC, under current agreements with Headlands, will be restricted or rescinded, or that the guarantee fees payable to FNMA and FHLMC will be increased as a result of Headlands's credit performance, or that Headlands will suffer a forced reduction of the master commitment amount relating to FNMA or FHLMC purchases or swaps of loans, nor has any such restriction, rescission, increase or reduction occurred at any time since January 1, 1997.

        (ii) Title to Loans.  All loans held for Headlands's account, whether or
             --------------
not for future sale or delivery to an investor (the "Warehouse Loans"), are owned by Headlands free and clear of any Lien, other than Liens in favor of Headlands's lender banks pursuant to warehouse lines of credit and forward sale commitments or similar agreements to sell any such loans to investors in the ordinary course, and all Warehouse Loans meet all requirements for sale to the intended investors. Each mortgage or deed of trust securing a Warehouse Loan has been duly recorded or submitted for recordation in due course in the appropriate filing office in the name of Headlands as mortgagee. Headlands has not released any security for any Warehouse Loan, except upon receipt of reasonable consideration for such release (as documented in the applicable Loan file), or accepted prepayment of any such Warehouse Loan which has not been promptly applied to such Warehouse Loan.

        (iii)  Compliance.  Each Warehouse Loan and each loan which is being
               ----------
serviced by Headlands for the account of others (the "Serviced Loans", and together with the Warehouse Loans, the "Loans") was underwritten and originated, and the loan documents and loan files maintained by Headlands with respect thereto are being maintained by Headlands in compliance with all applicable laws and regulations and, if applicable, the requirements of the "Investor" (which term means (x) FHLMC, FNMA, GNMA, or any other person, as the case may be, that owns any of the Loans or any portion of a Pool of loans or holds beneficial title to the Loans or any portion of a Pool of loans, but shall not mean the holder of mortgage-backed securities or mortgage pass-through securities except to the extent that the consent of such holder may be required in order for Headlands to continue to have servicing rights with respect to the Loans related thereto and (y) any person who owns servicing rights for loans serviced or master serviced by Headlands pursuant to a Loan Servicing Agreement) acquiring such Loan (or, if there is no such Investor, in accordance with Headlands's underwriting standards then in effect) and the requirements of each person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Loans or the collateral therefor (each, an "Insurer"), if any, in effect and applicable at the time such insurance was obtained. Headlands has not done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of any Agency or the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any private mortgage insurance or commitment of any private mortgage insurer to insure, (iv) any title insurance policy, (v) any hazard insurance policy, (vi) any flood insurance policy, (vii) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Agency, Investor or Insurer, (viii) any surety or guaranty agreement, (ix) any guaranty issued by GNMA, FNMA or FHLMC to Headlands respecting mortgage backed securities issued by Headlands and other like guarantees or (x) the rights of Headlands under any Loan Servicing Agreement or loan purchase commitment. No Agency, Investor or Insurer has (i) notified Headlands, or to the knowledge of Headlands claimed, that Headlands has violated or has not complied on a recurring basis with the applicable underwriting standards with respect to Loans sold by Headlands to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of Headlands.

        (iv) Loan Files.  The loan documents relating to a Loan maintained in
             ----------
the loan files of Headlands were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be. The loan files maintained by Headlands contain originals (or, where necessitated by the terms of the applicable mortgage servicing agreements, contain true, correct and complete copies) of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate and in compliance with all applicable laws and regulations. Except as set forth in the loan documents relating to a Loan maintained in the loan files of Headlands, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved by (A) the relevant Investor and Insurer (if any), to the extent required by the relevant Investor and Insurer requirements, and (B) the title Insurer, to the extent required by the relevant policies, and the terms of any such waiver, alteration or modification are reflected in the loan documents. Except as set forth in the loan documents maintained in the loan files by Headlands, no mortgagor has been released from such mortgagor's obligations with respect to the applicable Loan.

        (v)  Loan Servicing Agreements.  All of the contracts pursuant to which
             -------------------------
Headlands has the right and/or obligation to service loans (each, a "Loan Servicing Agreement") are (A) valid and binding obligations of Headlands, and to the knowledge of Headlands, of all the other parties thereto, (B) in full force and effect, (C) enforceable in accordance with their terms (except where enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) and (D) owned by Headlands free and clear of any Lien, except pursuant to the loan and security agreements Previously Disclosed. There is no default by Headlands or claim of default against Headlands by any party under any such Loan Servicing Agreement, and, except for the consummation of the transactions contemplated by this Plan, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Loan Servicing Agreement or would result in any such mortgage servicing agreement being terminable by any party thereto. There is no pending or, to the knowledge of Headlands, threatened cancellation of any Loan Servicing Agreement and the obligations of Headlands under each Loan Servicing Agreement are being performed by Headlands in accordance with the terms of such Agreement and applicable rules or regulations. Headlands is not a subservicer with respect to any of the Serviced Loans.

        (vi) No Recourse.  None of Headlands's servicing rights is subject to
             -----------
recourse against the servicer, and Headlands is not subject to recourse in connection with any Loans sold by it, in each case for losses on liquidation of a loan, borrower defaults or repurchase obligations upon the occurrence of non-payment or other events, other than events entitling Investors to request a repurchase of a loan because of alleged breaches of customary representations and warranties relating to the origination or servicing thereof.

        (vii)  Escrow Account.  Unless otherwise prohibited by law or an
               --------------
executed escrow waiver, Headlands collects all escrows related to the Loans, and all escrow accounts have been maintained by Headlands and, to Headlands's knowledge, all prior servicers in accordance with the related loan documents, all applicable laws, rules, regulations, and requirements of Investors, Insurers and governmental authorities, and in accordance with the applicable Loan Servicing Agreements. Headlands has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in Headlands's name or the investor's name by Headlands.

        (viii)  Advances.  There are no servicing or other contracts to which
                --------
Headlands is a party which obligates it to make servicing advances for principal and interest payments with respect to defaulted or delinquent Loans other than in a manner as provided in standard and customary agreements with FNMA, FHLMC or GNMA. To the extent made, any such advances are valid and subsisting amounts owing to Headlands, subject to the terms of the applicable Loan Servicing Agreement.

        (ix) Single Family Loans.  All of the Loans are secured by single
             -------------------
family (i.e., one to four family) residential real property or, to the extent that a Loan is secured by property other than a single family residential property, such Loan is not a Warehouse Loan and has not been sold to any person where Headlands has any recourse obligation.

        (x)  ARM Adjustments.  With respect to each Loan for which the interest
             ---------------
rate is not fixed for the entire term of the loan, Headlands has, since the date it commenced servicing such loan and, to Headlands's knowledge, all prior servicers have (A) properly and accurately entered into its system all data required to service the loan in accordance with the related loan documents and all regulations, (B) properly and accurately adjusted the monthly payment on each payment adjustment date, (C) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related loan documents, and (D) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments.

        (xi) Pools.  Each Loan included in a pool of Loans originated, acquired
             -----
or serviced by Headlands (a "Pool") meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. To the knowledge of Headlands, no Pools have been improperly certified. The loan file for each Loan included in a certified Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. No Loan has been bought out of a Pool without all required prior written approvals of the applicable Investors. Neither the execution, delivery or performance of this Plan by Headlands nor the consummation by Headlands of the transactions contemplated hereby will require any Pool to be recertified. The aggregate unpaid principal balance outstanding of the Loans in each Pool equals or exceeds the amount owing to the applicable Investors.

        (xii)  Securitization Transactions.
               ---------------------------

                (A) Headlands and its Subsidiaries, as servicer under the applicable Loan Servicing Agreement (the "Securitization Servicer") of each outstanding transaction under which Headlands or its Subsidiaries have sold or pledged Loans in a securitization, whether sold under the Securities Act or otherwise (a "Securitization Transaction"), has complied in all material respects with all contracts, including the Loan Servicing Agreements, and all conditions to be performed or satisfied by them with respect to all agreements and arrangements pursuant to which such person is bound under such Securitization Transaction (collectively, "Securitization Instruments").

                (B) No Securitization Servicer or, to Headlands's knowledge, no trustee or issuer with respect to any Securitization, has taken any action which would reasonably be expected to adversely affect the characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in a Securitization Transaction, and all required federal, state and local tax and information returns relating to any Securitization Transaction have been properly filed.

                (C) Each representation and warranty made by Headlands or its Subsidiaries in each "Purchase Agreement," "Pooling and Servicing Agreement," "Placement Agency Agreement," "Servicer's Indemnification Agreement" and any other Securitization Instrument to which any of them was a party in any Securitization Transaction was true and correct in all material respects whenever made or reaffirmed by any of them and Headlands and its Subsidiaries have each fully performed and carried out each covenant and agreement made by any of them in any such Securitization Instrument.

                (D) No rating agency has downgraded, or given Headlands or its Subsidiaries any indication that it is considering a downgrading of any securities issued in any Securitization Transaction, or of its rating of any Securitization Servicer.

        (xiii)  Mortgage Insurance.  Each Loan which is indicated in the
                ------------------
related loan documents to have FHA insurance is insured under the National Housing Act or qualifies for such insurance. Each Loan which is indicated in the related loan documents to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code to the extent required by the applicable Investor or qualifies for such guarantee. As to each FHA insurance certificate, each VA guarantee certificate, and each Loan which is indicated in the related loan file to be insured by private mortgage insurance, Headlands has complied with applicable provisions of the insurance or guarantee contract and applicable laws and regulations, the insurance or guarantee is in full force and effect with respect to each such Loan, and to the knowledge of Headlands, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

        (xiv)  Taxes and Insurance. Each Loan has been covered by a policy of
               -------------------
hazard insurance and flood insurance, to the extent required by the Loan Servicing Agreements relating thereto or any laws, rules, regulations or Investor or Insurer requirements applicable to such Loan, all in a form usual and customary in the industry and each of which is in full force and effect and all amounts due and payable under each policy have been paid prior to the date such payments were due; and all taxes, assessments, ground rents or other applicable charges or fees due and payable as to each Loan have been paid prior to the date such payments was due. Any and all claims under such insurance policies have been submitted and processed in accordance with the applicable Investor's and Insurer's requirements. Such insurance policies name Headlands and its successors and assigns as mortgagee.

        (xv) Title Insurance. To the extent required by the applicable Investor,
             ---------------
each Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance or opinion of title acceptable to the relevant Investor, and each such title insurance policy is issued by an Insurer acceptable to the applicable Investor and qualified to do business in the jurisdiction where the collateral securing such Loan is located, and insures the originator and its successors and assigns as to the first priority lien of the mortgage in the original principal amount of the Loan (or, in the case of a second mortgage, the second priority lien). The applicable Investor, as assignee of the originator's rights, is an insured of such lender's title insurance policy, and such lender's policy is in full force and effect. Headlands has not, nor, to Headlands's knowledge, has any prior servicer, performed any act or omission which would impair the coverage of such lender's policy.

        (xvi)  Condemnation. Neither Headlands nor any of its Subsidiaries has
               ------------
received notice of or has knowledge of any proceeding pending or threatened for the partial or total condemnation of any of the collateral securing any of the Loans, and neither Headlands nor any of its Subsidiaries has received notice or has knowledge that all or any part of such collateral has been or will be condemned.

        (xvii)  Tape. Headlands has previously delivered to GreenPoint a tape
                ----
(magnetic media) on which certain information regarding the servicing portfolio of Headlands as of September

30, 1998 is recorded. Such tape accurately contains the list of serviced loans as of such date. The loan characteristics recorded on such tape have been Previously Disclosed, and the information contained on such tape is accurate.

        (v)  Disclosure. The representations and warranties contained in this
             ----------
Section 5.3 do not contain any untrue statement of a material fact.
------- ---

        (w)  Material Adverse Change. Since December 31, 1997, no event has
             -----------------------
occurred or circumstances arisen that, individually or taken together with all other events and circumstances, has had or is reasonably likely to have a Material Adverse Effect on Headlands.

        (x)  Year 2000 Compliance. Headlands has adopted and implemented a
             --------------------
commercially reasonable plan (a complete and correct copy of which has been provided to GreenPoint) to provide (x) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems of Headlands or its Subsidiaries and (y) that the impacts of such change on the vendors and customers of Headlands and its Subsidiaries will not have a Material Adverse Effect on Headlands or its Subsidiaries. In Headlands' reasonable best estimate, no expenditures materially in excess of currently budgeted items will be required in order to cause the information and business systems of Headlands and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Headlands reasonably expects that it will resolve any issues related to such change of the year in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, Headlands shall continue to use commercially reasonable efforts to implement such plans.

        (y)  Transactions With Related Parties. There have been no transactions
             ---------------------------------
involving amounts in excess of $250,000 individually and $750,000 in the aggregate during the two years prior to the Effective Date between Headlands or its Subsidiaries, on the one hand, and any affiliate of Headlands or its Subsidiaries or any director, officer or employee of Headlands or its Subsidiaries or any affiliate of any such person, on the other hand. All such transactions involving related parties have been entered into on an arms-length basis and on commercially reasonable terms and conditions.

        5.4  Representations and Warranties of GreenPoint. Subject to
             --------------------------------------------
Sections 5.1 and 5.2 and except as Previously Disclosed in a paragraph of its
------------     ---
Disclosure Schedule corresponding to the relevant paragraph below, GreenPoint hereby represents and warrants to Headlands as follows:

        (a)  Organization, Standing and Authority.  Each of GreenPoint and its
             ------------------------------------
Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of GreenPoint and its Significant Subsidiaries is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of GreenPoint and its Significant Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        (b)  GreenPoint and Merger Sub Stock.
             -------------------------------
                (i) As of the date hereof, the authorized capital stock of GreenPoint consists solely of 220,000,000 shares of GreenPoint Common Stock, of which no more than 94,650,000 shares are outstanding as of the date hereof, and none of which are subject to any preemptive rights (and were not issued in violation of any preemptive rights), 50,000,000 shares of preferred stock, par value $0.01 per share, of GreenPoint, of which no shares were outstanding as of the date hereof. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by GreenPoint free and clear of any Lien and are not subject to any preemptive right (and were not issued in violation of any preemptive rights) and 1,000 shares of preferred stock, par value $0.01, none of which are outstanding as of the date hereof.

                (ii) The shares of GreenPoint Common Stock to be issued in exchange for shares of Headlands Common Stock in the Merger, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights (and will not be issued in violation of any preemptive rights).

        (c)  Corporate Power. Each of GreenPoint and Merger Sub has the
             ---------------
corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

        (d)  Corporate Authority. This Plan, the Stock Option Agreement and the
             -------------------
transactions contemplated hereby and thereby have been authorized by all necessary corporate action of each of GreenPoint and Merger Sub. This Plan is a valid and legally binding agreement of each of GreenPoint and Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (e)  Regulatory Approvals; No Defaults.
             ---------------------------------

                (i) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other Governmental Authority or with any third party are required to be made or obtained by GreenPoint or any of its Subsidiaries in connection with the execution, delivery or performance by GreenPoint of this Plan, the Stock Option Agreement, the Contribution or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with federal and state banking authorities, receipt of approval thereof and expiration of related waiting periods; (B) approval of the listing on the NYSE of GreenPoint Common Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) filings with the Federal Trade Commission and the United States Department of Justice pursuant to the HSR Act and the expiration or termination of the applicable waiting period thereunder, and (E) the filing of the agreement of merger and an appropriate officer's certificate in accordance with Section 1108 of the CGCL and the filing of a certificate of merger in accordance with Section 252 of the DGCL, (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of GreenPoint Stock in the Merger; and (G) receipt of the approvals set forth in Section 7.1(b). As of the date hereof, GreenPoint is not
                       --------------
aware of any reason why the approvals set forth in Section 7.1(b) will not be
                                                   --------------
received without the imposition of a condition, restriction or requirement of the type described in Section 7.1(b).
                      --------------
                (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of GreenPoint or of any of its Subsidiaries or to which GreenPoint or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of GreenPoint or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (f)  Litigation.  Other than as set forth in its SEC Documents filed on
             ----------
or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against GreenPoint or any of its Subsidiaries and, to GreenPoint's knowledge, no such litigation, claim or other proceeding has been threatened, in each case, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect with respect to GreenPoint or prevent or materially delay or materially impair the ability of GreenPoint or Merger Sub to consummate the transactions contemplated by this Agreement or by the Stock Option Agreement.

        (g)  Financial Reports and SEC Documents.
             -----------------------------------

                (i) GreenPoint's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Significant Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such GreenPoint SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of GreenPoint and its consolidated Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such GreenPoint SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of GreenPoint and its consolidated Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                (ii) GreenPoint and its Significant Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with any Regulatory Authorities or any SRO, and all other material reports and statements required to be filed by them since such date, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state regulatory authority or SRO and have paid all fees and assessments due and payable in connection therewith; all such reports and filings comply in all material respects with applicable requirements and do not contain any untrue or misleading statement of material fact or omit to make any statement of material fact required to be stated or necessary to make the statements therein not misleading.

        (h)  Regulatory Matters.
             ------------------

                (i) Neither GreenPoint nor any of its Significant Subsidiaries nor their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

                (ii) Neither GreenPoint nor any of its Significant Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (i)  Compliance with Laws.  GreenPoint and each of its Subsidiaries:
             --------------------

                (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the current or former employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to GreenPoint's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that any of them is not in compliance with any statute, regulation, or ordinance or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to GreenPoint's knowledge, do any grounds for any of the foregoing exist).

        (j)  No Brokers. No action has been taken by GreenPoint that would give
             ----------
rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Plan, excluding a fee to be paid to Keefe, Bruyette & Woods Inc .

        (k)  Tax Treatment. As of the date hereof, neither GreenPoint nor any of
             -------------
its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (l)  Accounting Treatment. As of the date hereof, GreenPoint is aware of
             --------------------
no reason why the Merger will fail, or could reasonably be expected to fail, to qualify for "pooling of interests" accounting treatment.

        (m)  Disclosure. The representations and warranties contained in this
             ----------
Section 5.4 do not contain any untrue statement of a material fact.
-----------

        (n)  Material Adverse Change. Since December 31, 1997, no event has
             -----------------------
occurred or circumstances arisen that, individually or taken together with all other events and circumstances, has had or is reasonably likely to have a Material Adverse Effect on GreenPoint or any of its Subsidiaries, taken as a whole.

        (o)  Year 2000 Compliance. None of GreenPoint or any of its Significant
             --------------------
Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). GreenPoint has disclosed to Headlands a complete and correct copy of GreenPoint's plan for addressing the issues set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect GreenPoint and its Significant Subsidiaries, and such plan will provide so that (x) the change of the year form 1999 to the year 2000 will not materially and adversely affect the information and business systems of GreenPoint or any of its Significant Subsidiaries and (y) that the impacts of such change on the vendors and customers of GreenPoint and its Significant Subsidiaries will not have a Material Adverse Effect on GreenPoint and its Significant Subsidiaries. Neither GreenPoint nor any of its Significant Subsidiaries has received, and has no reason to believe that it will receive, regulatory criticism of such plan that could jeopardize such plan's approval.

                                  ARTICLE VI.

                                   COVENANTS

        6.1  Reasonable Best Efforts.  Subject to the terms and conditions of
             -----------------------
this Plan, each of Headlands and GreenPoint agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

        6.2  Stockholder Approval.  Headlands agrees to take, in accordance
             --------------------
with applicable law, NASDAQ rules and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of this Plan and any other matters required to be approved by Headlands's stockholders for consummation of the Merger (including any adjournment or postponement, the "Headlands Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Headlands Board shall recommend such approval, and Headlands shall (subject to compliance with its fiduciary duties under the law as reasonably determined in good faith) take all reasonable, lawful action to solicit such approval by its stockholders.

        6.3  Registration Statement.
             ----------------------

        (a) As soon as reasonably practicable after the date hereof, GreenPoint agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by GreenPoint with the SEC in connection with the issuance of GreenPoint Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of GreenPoint and Headlands constituting a part thereof (the "Proxy Statement") and all related documents). Headlands agrees to cooperate, and to cause its Subsidiaries to cooperate, with GreenPoint, its counsel and its accountants, in GreenPoint's preparation of the Registration Statement and the Proxy Statement; and provided that Headlands and its Subsidiaries have cooperated as required above, GreenPoint agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Headlands and GreenPoint agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. GreenPoint also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan. Headlands agrees to furnish to GreenPoint all information concerning Headlands, its Subsidiaries, officers, directors and stockholders required to be included in the Registration Statement or Proxy Statement under the Securities Act as may be reasonably requested by GreenPoint in connection with the foregoing.

        (b) Each of Headlands and GreenPoint agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Headlands Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto, and (iii) any other documents (and any supplements or amendments to such documents) to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, when filed with any such Regulatory Authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Headlands and GreenPoint further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party and to take the necessary steps to correct the Proxy Statement.

        (c) GreenPoint agrees to advise Headlands, promptly after GreenPoint receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of GreenPoint Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.4.  Press Releases.  Each of Headlands and GreenPoint agrees that it
              --------------
will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE or NASDAQ rules.

        6.5.  Access; Information.
              -------------------

        (a) Each of Headlands and GreenPoint agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

        (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.5 (as well as
                                                      -----------
any other information obtained prior to the date hereof in connection with the entering into of this Plan) for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
                                                                      -------
6.5 (as well as any other information obtained prior to the date hereof in
---
connection with the entering into of this Plan) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

        (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.

        6.6.  Acquisition Proposals.  Headlands agrees that it shall not, and
              ---------------------
shall cause its Subsidiaries and its Subsidiaries's officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal; provided, however, that Headlands may, and may
                              --------  -------
authorize and permit its officers, directors, employees or agents to, furnish or cause to be furnished confidential information and may participate in such discussions and negotiations if Headlands's Board of Directors, after having consulted with and considered the advice of outside counsel has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Headlands agrees that it shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Plan with any parties other than GreenPoint with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Headlands shall promptly (within 24 hours) advise GreenPoint following the receipt by Headlands of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise GreenPoint of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

        6.7.  Affiliate Agreements.
              --------------------

        (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) Headlands shall deliver to GreenPoint a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Headlands Meeting, deemed to be an "affiliate" of Headlands (each, a "Headlands Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

        (b) Each of Headlands and GreenPoint shall use its reasonable best efforts to cause each person who may be deemed to be a Headlands Affiliate to execute and deliver to GreenPoint on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C. Such Headlands Affiliates will not receive New Certificates until such agreement is delivered to GreenPoint.

        6.8.  Takeover Laws.  No party hereto shall take any action that would
              -------------
cause the transactions contemplated by this Plan or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

        6.9.  Certain Modifications; Restructuring Charges.
              --------------------------------------------

        (a) Headlands and GreenPoint shall consult with respect to their loan, litigation, risk management, accounting and real estate valuation policies and practices and Headlands shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. Headlands and GreenPoint shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with GAAP, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.9.
                   -----------

        (b) In the case of Headlands, it agrees to amend any Compensation and Benefit Plan qualified under Section 401(k) of the Code which offers Headlands Common Stock as an investment option, as soon as reasonably practicable after the execution of this Plan, so that no original issue shares of Headlands Common Stock will be issued under such Compensation and Benefit Plan thereafter .

        6.10.  NYSE Listing.  GreenPoint agrees to use its reasonable best
               ------------
efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of GreenPoint Common Stock to be issued to the holders of Headlands Common Stock in the Merger.

        6.11  Regulatory Applications; Consents.
              ---------------------------------

        (a) GreenPoint and Headlands and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings as soon as reasonably practicable, but in no event later than 45 days from the date hereof, and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Plan. Each of GreenPoint and Headlands shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

        (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

        (c) Headlands agrees that it shall use its reasonable best efforts to obtain the consents and approvals required to be made or obtained by Headland as set forth in Sections 5.3(f)(i), 5.3(f)(ii) and 5.3(j) prior to the Effective Time.

        6.12.  Indemnification.
               ---------------

        (a) Following the Effective Date and for a period of six years thereafter, GreenPoint shall indemnify, defend and hold harmless the present directors of Headlands and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan) to the extent that Headlands is authorized to indemnify (and advance expenses to) its directors under the laws of the State of California, the Headlands Certificate and the Headlands Bylaws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under California law, the Headlands Certificate and the

Headlands Bylaws shall be made by independent counsel (which shall not be counsel that provides material services to GreenPoint) selected by GreenPoint and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable California judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and GreenPoint shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

        (b)  Any Indemnified Party wishing to claim indemnification under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or
---------------
investigation described above, shall promptly notify GreenPoint thereof; provided that the failure so to notify shall not affect the obligations of GreenPoint under Section 6.12(a) unless and to the extent that GreenPoint is
                 ---------------
actually prejudiced as a result of such failure.

        (c) If GreenPoint or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of GreenPoint shall assume the obligations set forth in this Section 6.12.
                              ------------
        (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

        6.12A.  D&O Insurance.  For six years after the Effective Time, the
                -------------
Surviving Corporation (or an Affiliate thereof) shall maintain in effect Headlands' current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Headlands' directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof so long as the annual premium therefor is not in excess of 150% of the aggregate premiums paid by Headlands in 1998 on an annualized basis for such purpose (which aggregate premium on an annualized basis has been Previously Disclosed by Headlands), but if the annual premium therefor so exceeds such amount, the Surviving Corporation (or an Affiliate thereof) will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 150% of the aggregate premiums paid by Headlands in 1998 on an annualized basis for such purpose; provided that the Surviving Corporation (or an Affiliate thereof) may
         --------
substitute therefor policies of the Surviving Corporation or its Affiliates containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that if the existing or substituted
                       --------  -------
directors' and officers' liability insurance expires, is terminated or canceled the Surviving Corporation (or an Affiliate thereof) shall obtain directors' and officers' liability insurance with respect to coverage and amounts no less favorable than those of such policy in effect on the date hereof for the remainder of the six-year period so long as the annual premium therefor is not in excess of 150% of the aggregate premiums paid by Headlands in 1998 on an annualized basis for such purpose, but if the Surviving Corporation (or an Affiliate thereof) cannot obtain such coverage for a premium not in excess of such amount, the Surviving Corporation (or an Affiliate thereof) shall obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 150% of the aggregate premiums paid by Headlands in 1998 on an annualized basis for such purpose.

        6.13.  Benefit Plans.
               -------------

        (a) Following the Effective Time, employees of Headlands and its Subsidiaries shall continue to be provided with benefits under employee benefit plans that are substantially comparable in the aggregate to those currently provided by Headlands and its Subsidiaries to such employees. In the event that following the Effective Time an employee of Headlands or its Subsidiaries is eligible to be covered under a GreenPoint or GreenPoint Subsidiary medical insurance plan, such employee (or his or her eligible dependents) shall not be excluded from coverage under such plan on the basis of a pre-existing condition that was not also excluded under Headlands' medical insurance plans. In the event that following the Effective Time an employee of Headlands or its Subsidiaries is eligible to be covered under an employee benefit plan of GreenPoint, then for all purposes under each employee benefit plan to be provided by GreenPoint to employees of Headlands or its Subsidiaries, GreenPoint shall recognize such employee's prior service with Headlands or its Subsidiaries (to the same extent such service was recognized under a similar plan of Headlands or its Subsidiaries), except that such prior service shall not be counted for the following purposes: (i) eligibility or vesting for purposes of the non-401(k) and (m) related portions of GreenPoint's Employee Stock Ownership Plan, (ii) the rate of accrual under GreenPoint's cash balance defined benefit plan and (iii) eligibility to participate in GreenPoint's retiree medical and life insurance coverage programs.

        (b) Prior to the Effective Time, Headlands shall take or cause to be taken any and all such reasonable actions as may be necessary such that each outstanding Headlands Stock Option, dividend equivalent right, stock appreciation right, limited stock appreciation right, restricted stock, deferred stock and performance share award is not cashed out (whether by payment in cash or other property) and does not become vested and exercisable or distributable as a result of the transactions contemplated hereby.

        (c) From and after the Effective Time, GreenPoint shall, and shall cause its Subsidiaries to, credit any deductibles and out-of-pocket expenses that are applicable and/or covered under the Compensation and Benefit Plans, and are incurred by the employees and their beneficiaries during the portion of the calendar year prior to participation in the benefit plans provided by GreenPoint, the Surviving Corporation and the GreenPoint subsidiaries.

        (d) From and after the Effective Time, GreenPoint shall honor, and shall cause the Surviving Corporation to honor, in accordance with their terms all benefits vested as of the date hereof under the Compensation and Benefit Plans or under other Previously Disclosed agreements, understandings or arrangements except to the extent any such agreements, understandings or arrangements are superseded pursuant to any agreements entered into on or after the date hereof. Nothing herein shall prevent GreenPoint from terminating any Compensation and Benefit Plan in accordance with its terms and subject to applicable law.

        (e) From the date hereof, any employee communications relating to the Compensation and Benefit Plans to be distributed by Headlands or its Subsidiaries shall be subject to GreenPoint's prior review and approval, which approval shall be processed timely and shall not be unreasonably denied.

        6.14.  Notification of Certain Matters.  Each of Headlands and
               -------------------------------
GreenPoint shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

        6.15.  Directors.  GreenPoint agrees to cause Peter T. Paul to be
               ---------
appointed as a director on the GreenPoint Board and Vice Chairman of GreenPoint (which is an officer position, not a Board of Directors position) as of the Effective Time (such appointment to be subject to prior execution of, and the terms and conditions of, the Employee Agreement of Mr. Paul).

        6.16.  Merger Sub Vote. GreenPoint shall vote (or consent with respect
               ---------------
to) or cause to be voted (or a consent to be given with respect to) any shares of Merger Sub Common Stock beneficially owned by it or any of its affiliates or with respect to which it or any of its affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Plan at any meeting of the stockholders of Merger Sub at which this Plan and the Stock Option Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of Merger Sub by consent in lieu of a meeting).

        6.17.  Publication of Combined and Financial Results. GreenPoint
               ---------------------------------------------
agrees to use its reasonable best efforts to publish, as soon as reasonably practicable after the Effective Date (and in no event later than 60 days after the end of the month immediately following the month in which the Effective Date occurred), 30-day combined financial statements as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 35.

        6.18.  Surviving Corporation Name.  GreenPoint agrees to cause the
               --------------------------
name of the Surviving Corporation initially to be Headlands Mortgage Company.

        6.19  1998 Employee Stock Purchase Plan.  Headlands agrees to take
              ---------------------------------
all such actions as may be necessary to terminate the 1998 Employee Stock Purchase Plan as of December 31, 1998.

        6.21. Founders Registration Rights Agreement.  Headlands agrees to take
              --------------------------------------
all such actions as may be necessary to terminate the Founders Registration Rights Agreement, dated as of December __, 1997, by and among Headlands and certain stockholders of Headlands, prior to the Effective Date.

                                 ARTICLE VII.

                   CONDITIONS TO CONSUMMATION OF THE MERGERS

        7.1  Conditions to Each Party's Obligation to Effect the Merger.  The
             ----------------------------------------------------------
respective obligation of each of GreenPoint, Merger Sub and Headlands to consummate the Merger is subject to the fulfillment or written waiver by GreenPoint and Headlands prior to the Effective Time of each of the following conditions:

        (a)  Stockholder Approvals. This Plan and the Merger shall have been
             ---------------------
duly adopted by the requisite vote of the stockholders of Headlands.

        (b)  Regulatory Approvals. All regulatory approvals required to
             --------------------
consummate the transactions contemplated hereby (other than the Contribution), shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would, following the Effective Time, have a Material Adverse Effect on the Surviving Corporation.

        (c)  No Injunction. No Governmental Authority of competent jurisdiction
             -------------
shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Plan.

        (d)  Registration Statement. The Registration Statement shall have
             ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e)  Blue Sky Approvals. All permits and other authorizations under
             ------------------
state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of GreenPoint Common Stock to be issued in the Merger shall have been received and be in full force and effect.

        (f)  Listing. The shares of GreenPoint Common Stock to be issued in the
             -------
Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        7.2.  Conditions to Obligation of Headlands.  The obligation of
              -------------------------------------
Headlands to consummate the Merger is also subject to the fulfillment or written waiver by Headlands prior to the Effective Time of each of the following conditions:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
of GreenPoint set forth in this Plan shall be true and correct (subject to the standard set forth in Section 5.2 and disregarding, for purposes of this
                      -----------
provision, any qualifications regarding materiality or knowledge contained in any single representation or warranty) as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct only as of such date), and Headlands shall have received a certificate, dated the Effective Date, signed on behalf of GreenPoint by the Executive Vice President, Finance of GreenPoint to such effect.

        (b)  Performance of Obligations of GreenPoint. GreenPoint shall have
             ----------------------------------------
performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and Headlands shall have received a certificate, dated the Effective Date, signed on behalf of GreenPoint by the Executive Vice President, Finance of GreenPoint to such effect.

        (c)  Opinion of Headlands's Counsel. Headlands shall have received an
             ------------------------------
opinion of Sullivan & Cromwell, special counsel to Headlands, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of Headlands who receive shares of GreenPoint Common Stock in exchange for shares of Headlands Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Headlands, GreenPoint and stockholders of Headlands.

        (d)  Accounting Treatment. Headlands shall have received a letter from
             --------------------
KPMG Peat Marwick LLP addressed to Headlands to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

        7.3.  Conditions to Obligation of GreenPoint and Merger Sub.  The
              -----------------------------------------------------
obligation of GreenPoint and Merger Sub to consummate the Merger is also subject to the fulfillment or written waiver by GreenPoint prior to the Effective Time of each of the following conditions:

        (a)  Representations and Warranties. The representations and warranties
             ------------------------------
of Headlands set forth in this Plan shall be true and correct (subject to the standard set forth in Section 5.2 and disregarding, for purposes of this provision, any qualifications regarding materiality or knowledge contained in any single representation or warranty) as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct only as of such date) and GreenPoint shall have received a certificate, dated the Effective Date, signed on behalf of Headlands by the Chief Executive Officer of Headlands to such effect.

        (b)  Performance of Obligations of Headlands. Headlands shall have
             ---------------------------------------
performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and GreenPoint shall have received a certificate, dated the Effective Date, signed on behalf of Headlands by the Chief Executive Officer of Headlands to such effect.

        (c)  Opinion of GreenPoint's Counsel. GreenPoint shall have received an
             -------------------------------
opinion of Wachtell, Lipton, Rosen & Katz, counsel to GreenPoint, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a reorganization under Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of Headlands who receive shares of GreenPoint Common Stock in exchange for shares of Headlands Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, Wachtell,

Lipton, Rosen & Katz may require and rely upon representations contained in letters from Headlands, GreenPoint and stockholders of Headlands.

        (d)  Employee Agreements. The Employee Agreements shall have been
             -------------------
executed and delivered, shall be in full force and effect, and no event or condition shall have occurred or exist (other than as a result of any action or omission of GreenPoint or Merger Sub) which, with the passage of time or notice or both, would constitute a breach or default under any Employee Agreement.

        (e)  Accounting Treatment. GreenPoint shall have received a letter from
             --------------------
PricewaterhouseCoopers addressed to GreenPoint to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                                 ARTICLE VIII.

                                  TERMINATION

        8.1.  Termination.  This Plan may be terminated, and the Merger may
              -----------
be abandoned:

        (a)  Mutual Consent. At any time prior to the Effective Time, by the
             --------------
mutual consent of GreenPoint and Headlands, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b)  Breach. At any time prior to the Effective Time, by GreenPoint or
             ------
Headlands, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.2 and disregarding, for purposes of this
                      -----------
provision, any qualifications regarding materiality or knowledge contained in any single representation or warranty), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

        (c)  Delay. At any time prior to the Effective Time, by GreenPoint or
             -----
Headlands, if its Board of Directors so determines
by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by July 31, 1999, except to the extent that the failure of the Merger to be consummated by such date arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.1(c).
        --------------

        (d)  No Approval. By Headlands or GreenPoint, if its Board of Directors
             -----------
so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Plan shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.1(a) herein is not obtained at the Headlands Meeting.

        (e)  Failure to Recommend, Etc. At any time prior to the Headlands
             -------------------------
Meeting, by GreenPoint if the Headlands Board shall have failed to make its recommendation referred to in Section 6.2, withdrawn such recommendation or
                              -----------
modified or changed such recommendation in a manner adverse in any respect to the interests of GreenPoint.

        8.2  Effect of Termination and Abandonment.  In the event of
             -------------------------------------
termination of this Plan and the abandonment of the Merger pursuant to this
Article VIII, no party to this Plan shall have any liability or further
------------
obligation to any other party hereunder except (i) as set forth in Section 9.1
                                                                   -----------
and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.


                                  ARTICLE IX.

                                 MISCELLANEOUS

          9.1.  Survival.  No representations, warranties, agreements and
                --------
covenants contained in this Plan shall survive the Effective Time (other than

Section 6.12 (Indemnification), 6.12A (D&O Insurance) and this Article IX which
------------                                                   ----------
shall survive the Effective Time) or the termination of this Plan if this Plan is terminated prior to the Effective Time (other than Sections 6.5(b) (Access;
                                                      ---------------
Information) and 8.2 (Effect of Termination and Abandonment), and this Article
                 ---                                                   -------
IX which shall survive such termination).
--

          9.2.  Waiver; Amendment.  Prior to the Effective Time, any provision
                -----------------
of this Plan may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Plan, except that after the Headlands Meeting, this Plan may not be amended if it would violate the CGCL or reduce the consideration to be received by Headlands stockholders in the Merger.

          9.3.  Counterparts.  This Plan may be executed in one or more
                ------------
counterparts, each of which shall be deemed to constitute an original.

          9.4.  Governing Law.  This Plan shall be governed by, and interpreted
                -------------
in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          9.5.  Expenses.  Each party hereto will bear all expenses incurred by
                --------
it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Headlands and GreenPoint, except that GreenPoint shall pay any filing fees pursuant to the HSR Act.

          9.6.  Notices.  All notices, requests and other communications
                -------
hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Headlands, to:

          Headlands Mortgage Company
          1100 Larkspur Landing Circle
          Suite 101
          Larkspur, California  94939
          Attention:  Chief Financial Officer
          Facsimile:  (415) ___-____

With a copy to:

          Sullivan & Cromwell

          125 Broad Street
          New York, New York  10004
          Attention:  H. Rodgin Cohen, Esq.
          Facsimile:  (212) 558-3588


If to GreenPoint, to:

          GreenPoint Financial Corp.
          90 Park Avenue
          New York, New York  10016
          Attention:  Howard C. Bluver
                      Senior Vice President and General Counsel
          Facsimile:  (212) 834-1404

With a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention:  Craig M. Wasserman, Esq.
          Facsimile:  (212) 403-2000

          9.7.  Entire Understanding; No Third Party Beneficiaries.  This Plan
                --------------------------------------------------
and the Stock Option Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Plan supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement). Except for Section 6.12, Section
                                                          ---------------------
6.12A and Section 6.15, nothing in this Plan expressed or implied, is intended
-----     ------------
to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

          9.8.  Interpretation; Effect.  When a reference is made in this Plan
                ----------------------
to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. The headings contained in this Plan are for reference purposes only and are not part of this Plan. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require Headlands, GreenPoint or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

HEADLANDS MORTGAGE COMPANY

By: ________________________

Name:
Title:


GREENPOINT FINANCIAL CORP.

By: ________________________

Name:
Title:


GF ACQUISITION CORP.

By: ________________________

Name:
Title:

EXECUTION COPY
                                                                       EXHIBIT A
                                                                       ---------
                            STOCK OPTION AGREEMENT
                            ----------------------

            STOCK OPTION AGREEMENT, dated as of December 8, 1998, between GreenPoint Financial Corp., a Delaware corporation ("Grantee"), and Headlands Mortgage Company, a California corporation("Issuer").

                                    RECITALS

        A. Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement").

        B. As an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

        C. The Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to that number of fully paid and nonassessable shares of the common stock, without par value, of Issuer ("Common Stock") equal to 19.9% of the Common Stock issued and outstanding as of the date hereof at a price per share equal to $16.125 (as adjusted, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

            (b) In the event that any shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof) or (ii) redeemed, repurchased, retired or otherwise cease
------------
to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance or such redemption, repurchase, retirement or other action, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common

Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or
                                                         ------------
elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

        2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within
                                                               ---------
six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise
               ----------
Termination Event: (i) the Effective Time (as defined in the Merger Agreement);
(ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.1(b)
                                                             -------------
(unless the breach giving rise to such termination was not willful) or Section
                                                                       -------
8.1(e) of the Merger Agreement or by Grantee or Issuer pursuant to Section
-----                                                              -------
8.1(d)(ii) of the Merger Agreement (each, a "Listed Termination"); or (iii) the
---------
passage of fifteen (15) months (or such longer period as provided in Section 10)
                                                                     ----------
after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.1(b) thereof and (ii) this Agreement shall automatically
            -------------
terminate upon the proper termination of the Merger Agreement by Issuer pursuant to Section 8.1(b) thereof as a result of the material breach by Grantee of its
   -------------
representations, warranties, covenants or agreements contained in the Merger Agreement.

            (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                (i) Issuer or Headlands Mortgage Securities, Inc. (which Issuer represents is its only subsidiary) (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement,
(a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired after the date hereof beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;

                (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                (v) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

                (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

                (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

                (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction with Issuer.

            (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

                (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%.

            (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

            (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 90 days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

            (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

            (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

            (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of December 8, 1998, between the registered holder hereof and Headlands Mortgage Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Headlands Mortgage Company and will be provided to the holder hereof without charge upon receipt by Headlands Mortgage Company of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder, in form and substance reasonably satisfactory to Issuer, and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds on the Closing Date, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

        3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

        4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the reasonable request of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of
                                                                   ---------
this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.
                                 ---------
            (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

            (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price
                                                ---------
shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

        6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
                                                                         -------
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf
--
of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any reasonable plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur
                                          ---------
and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer
                                              ---------
agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing
                                  ---------
the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

        7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or
                                                       ----------
any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such
            ----------
number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. Anything to the contrary notwithstanding, the Option Share Repurchase Price shall not be less than $13.93 million in the aggregate. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the three month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

            (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal
        ---------
office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within fifteen calendar
---------
days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

            (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the

Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within fifteen calendar days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation
                      ---------
from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

            (d) For purposes of this Section 7, a "Repurchase Event" shall be
                                     ---------
deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                (ii) the consummation of any Acquisition Transaction described in Section 2(b)(i) hereof, except that the percentage referred to in clause (z) shall be 50%.

The parties agree that Issuer's obligation to repurchase the Option and/or the Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event.

        8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

            (b) The following terms have the meanings indicated:

                (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

                (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.
           ---------

                (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

            (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be
                                  ---------
applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a),
                                                                  -----------
divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of
                                          ----------
which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

            (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

            (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person
                       ---------
that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

        9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

            (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute
                 ---------
Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five
        ---------
business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

            (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited
                                                        ---------
under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or

Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

        10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be
                                 ------------------------------
extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and
(iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

        11. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

            (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

        12. Grantee hereby represents and warrants to Issuer as follows:

            (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

            (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

        13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event an Initial Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date that is five days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

        14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

        15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares
            ----------
issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as hereinafter defined); provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has
                                             ----------
repurchased the Option (or any portion thereof) or any Option Shares pursuant to

Section 7.  The "Surrender Price" shall be equal to $13.93 million (i) plus, if
---------
applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

            (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price
                   ----------
shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

            (c) To the extent that Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this
Section 15 is prohibited under applicable law or regulation from paying to
----------
Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments,
(B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section
                                                                       -------
15(c) (during which period Grantee may exercise any of its rights hereunder,
----
including any and all rights pursuant to this Section 15).
                                              ----------

        16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

        17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock
                       ---------
provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section
            ------------                                 ------------    -------
5 hereof), it is the express intention of Issuer to allow the Holder to acquire
-
or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

        18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

        19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the CGCL are applicable).

        20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

        23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

HEADLANDS MORTGAGE COMPANY

By:     _____________________   _____________________________________________
Name:
Title:

GREENPOINT FINANCIAL CORP.

By:     _____________________   ______________________________________________
Name:
Title:

                                                                       Exhibit B
                                                                       ---------

                      SUPPORT AGREEMENT FOR PETER T. PAUL


                               December 8, 1998



GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Dear Sirs:

          I understand that GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), GF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GreenPoint ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), pursuant to which Merger Sub will merge with and into Headlands (with Headlands thereafter becoming a wholly-owned subsidiary of GreenPoint) and all of the outstanding shares of common stock, without par value, of Headlands will be exchanged for shares of common stock, par value $0.01 per share, of GreenPoint. I also understand that GreenPoint and Headlands are entering into a Stock Option Agreement, also dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Headlands has granted to GreenPoint an option to purchase, under certain circumstances, shares of Headlands common stock at a price and in an amount provided in such agreement. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Plan.

          I am a stockholder of Headlands and am entering into this letter agreement to induce you to enter into the Plan and to consummate the transactions contemplated thereby.

          I confirm my agreement with you as follows:

          1. I represent, warrant and agree that Schedule I annexed hereto sets forth all of the shares of capital stock of Headlands of which I am the record or beneficial owner or over which I exercise any direct or indirect dispositive or voting control (together with any shares of capital stock of Headlands acquired by, or over which any direct or indirect dispositive or voting control is acquired by, I after the date hereof and prior to the Effective Time (whether upon the exercise of options, conversion of convertible securities or otherwise), the "Shares") and that I am, on the date hereof, the lawful owner of the number of Shares set forth in Schedule I, free and clear of all Liens (including, without limitation, voting agreements and commitments of any kind), except as disclosed in Schedule I. I do not own or hold, of record or beneficially, any Rights to acquire any additional shares of the capital stock of Headlands (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of such capital stock, except as disclosed on
Schedule I. I agree that while this letter agreement is in effect, I will promptly notify GreenPoint of the number of all Shares and Rights acquired after the date hereof, if any. As used in this Agreement, "Rights" means any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) any shares of Headlands's capital stock.

          1A. I agree that (i) I have the power and authority to vote all of the shares of Headlands Common Stock subject to the Voting Trust Agreement For the Stock of Headlands Mortgage Company, Marin Conveyancing Corporation, Headlands Insurance Agency, Inc., dated as of September 15, 1997, as amended by the First Amendment thereto, dated as of October 17, 1997, by and among Headlands Mortgage Company, Marin Conveyancing Corporation, Headlands Insurance Agency, Inc., Peter T. Paul (as voting trustee), and the beneficiaries of such voting trust agreement (the "Voting Trust Agreement"), as the Voting Trustee (as defined in the Voting Trust Agreement), (ii) performance of my obligations under this letter agreement will not require any consent or vote by the Beneficiaries (as defined in the Voting Trust Agreement), and (iii) performance of my obligations under this letter agreement will not result in a breach or default under the Voting Trust Agreement.

          1B. I agree to take all such actions as may be necessary to terminate the Founders Registration Rights Agreement, dated as of December __, 1997, by and among Headlands and certain stockholders of Headlands, prior to the Effective Date.

          2. I agree that I will not, and will not permit any Person controlled by me to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, any interest in any of the Shares or any Rights or voting rights with respect to the Shares, unless such transfer or disposition would not adversely affect the ability of the Merger to be accounted for as a "pooling of interests" under generally accepted accounting principles.

          3. I agree that, so long as this letter agreement is in effect, at any meeting of the stockholders of Headlands, I will vote the Shares in favor of the Plan, the Stock Option Agreement and transactions contemplated by such agreements. I hereby revoke any other proxy previously granted by me with respect to the Shares and waive any rights of appraisal or rights to dissent from the Merger that I may otherwise have.

          5. I agree to, and will cause any Person controlled by me to, cooperate fully with you in connection with the Plan and the transactions contemplated thereby. I agree that I will not, and will not permit any such Person to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any third party concerning, any proposal related to an Acquisition Transaction or furnish any information regarding Headlands or its subsidiaries to any such third party, or take any action that would cause Headlands to be in breach of the Plan or that would otherwise interfere with, delay or discourage the Merger and the transactions contemplated in connection therewith.

          6. Nothing herein shall be construed to require me, or any Person controlled by me, to take any action or fail to take any action in violation of any applicable law.

          7. I represent, warrant and agree that (i) I have all necessary power and authority to enter into this letter agreement, (ii) this letter agreement is a legal, valid and binding agreement with respect to me, and (iii) this letter agreement is enforceable against me in accordance with its terms.

          8. I recognize and acknowledge that a breach by me of any covenants or agreements contained in this letter agreement will cause GreenPoint and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore I agree that in the event of any breach of my covenants and agreements under this letter agreement, each of GreenPoint and Merger Sub will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

          9. This letter agreement may be terminated at the option of any party hereto at any time after the earlier of (i) the Effective Time or (ii) termination of the Plan pursuant to its terms.

          10. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

                    [rest of page intentionally left blank]

          Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.



                              Very truly yours,


                              By: ______________________________
                                  Peter T. Paul

Confirmed and agreed to on
the date first above written.

GREENPOINT FINANCIAL CORP.

By:    ______________________________
Name:
Title:



GF ACQUISITION CORP.


By:     ______________________________
Title:  ______________________________

                                                                       Exhibit B
                                                                       ---------

                  SUPPORT AGREEMENT FOR GILBERT J. MACQUARRIE


                               December 8, 1998



GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Dear Sirs:

          I understand that GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), GF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GreenPoint ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), pursuant to which Merger Sub will merge with and into Headlands (with Headlands thereafter becoming a wholly-owned subsidiary of GreenPoint) and all of the outstanding shares of common stock, without par value, of Headlands will be exchanged for shares of common stock, par value $0.01 per share, of GreenPoint. I also understand that GreenPoint and Headlands are entering into a Stock Option Agreement, also dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Headlands has granted to GreenPoint an option to purchase, under certain circumstances, shares of Headlands common stock at a price and in an amount provided in such agreement. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Plan.

          I am a stockholder of Headlands and am entering into this letter agreement to induce you to enter into the Plan and to consummate the transactions contemplated thereby.

          I confirm my agreement with you as follows:

          1. I represent, warrant and agree that Schedule I annexed hereto sets forth all of the shares of capital stock of Headlands of which I am the record or beneficial owner or over which I exercise any direct or indirect dispositive or voting control (together with any shares of capital stock of Headlands acquired by, or over which any direct or indirect dispositive or voting control is acquired by, I after the date hereof and prior to the Effective Time (whether upon the exercise of options, conversion of convertible securities or otherwise), the "Shares") and that I am, on the date hereof, the lawful owner of the number of Shares set forth in Schedule I, free and clear of all Liens (including, without limitation, voting agreements and commitments of any kind), except as disclosed in Schedule I. I do not own or hold, of record or beneficially, any Rights to acquire any additional shares of the capital stock of Headlands (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of such capital stock, except as disclosed on
Schedule I. I agree that while this letter agreement is in effect, I will promptly notify GreenPoint of the number of all Shares and Rights acquired after the date hereof, if any. As used in this Agreement, "Rights" means any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) any shares of Headlands's capital stock.

          2. I agree that I will not, and will not permit any Person controlled by me to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, any interest in any of the Shares or any Rights or voting rights with respect to the Shares, unless such transfer or disposition would not adversely affect the ability of the Merger to be accounted for as a "pooling of interests" under generally accepted accounting principles.

          3. I agree that, so long as this letter agreement is in effect, at any meeting of the stockholders of Headlands, I will vote the Shares in favor of the Plan, the Stock Option Agreement and transactions contemplated by such agreements. I hereby revoke any other proxy previously granted by me with respect to the Shares and waive any rights of appraisal or rights to dissent from the Merger that I may otherwise have.

          5. I agree to, and will cause any Person controlled by me to, cooperate fully with you in connection with the Plan and the transactions contemplated thereby. I agree that I will not, and will not permit any such Person to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any third party concerning, any proposal related to an Acquisition Transaction or furnish any information regarding Headlands or its subsidiaries to any such third party, or take any action that would cause Headlands to be in breach of the Plan or that would otherwise interfere with, delay or discourage the Merger and the transactions contemplated in connection therewith.

          6. Nothing herein shall be construed to require me, or any Person controlled by me, to take any action or fail to take any action in violation of any applicable law.

          7. I represent, warrant and agree that (i) I have all necessary power and authority to enter into this letter agreement, (ii) this letter agreement is a legal, valid and binding agreement with respect to me, and (iii) this letter agreement is enforceable against me in accordance with its terms.

          8. I recognize and acknowledge that a breach by me of any covenants or agreements contained in this letter agreement will cause GreenPoint and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore I agree that in the event of any breach of my covenants and agreements under this letter agreement, each of GreenPoint and Merger Sub will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

          9. This letter agreement may be terminated at the option of any party hereto at any time after the earlier of (i) the Effective Time or (ii) termination of the Plan pursuant to its terms.

          10. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

                    [rest of page intentionally left blank]

          Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.



                              Very truly yours,


                              By: _____________________
                                  Gilbert J. MacQuarrie

Confirmed and agreed to on
the date first above written.

GREENPOINT FINANCIAL CORP.

By:    _____________________
Name:
Title:



GF ACQUISITION CORP.

By:     _____________________
Title:  _____________________

                                                                       Exhibit B
                                                                       ---------

                     SUPPORT AGREEMENT FOR BECKY S. POISSON


                                December 8, 1998



GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Dear Sirs:

          I understand that GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), GF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GreenPoint ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), pursuant to which Merger Sub will merge with and into Headlands (with Headlands thereafter becoming a wholly-owned subsidiary of GreenPoint) and all of the outstanding shares of common stock, without par value, of Headlands will be exchanged for shares of common stock, par value $0.01 per share, of GreenPoint. I also understand that GreenPoint and Headlands are entering into a Stock Option Agreement, also dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Headlands has granted to GreenPoint an option to purchase, under certain circumstances, shares of Headlands common stock at a price and in an amount provided in such agreement. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Plan.

          I am a stockholder of Headlands and am entering into this letter agreement to induce you to enter into the Plan and to consummate the transactions contemplated thereby.

          I confirm my agreement with you as follows:

          1. I represent, warrant and agree that Schedule I annexed hereto sets forth all of the shares of capital stock of Headlands of which I am the record or beneficial owner or over which I exercise any direct or indirect dispositive or voting control (together with any shares of capital stock of Headlands acquired by, or over which any direct or indirect dispositive or voting control is acquired by, I after the date hereof and prior to the Effective Time (whether upon the exercise of options, conversion of convertible securities or otherwise), the "Shares")and that I am, on the date hereof, the lawful owner of the number of Shares set forth in Schedule I, free and clear of all Liens (including, without limitation, voting agreements and commitments of any kind), except as disclosed in Schedule I. I do not own or hold, of record or beneficially, any Rights to acquire any additional shares of the capital stock of Headlands (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of such capital stock, except as disclosed on Schedule I. I agree that while this letter agreement is in effect, I will promptly notify GreenPoint of the number of all Shares and Rights acquired after the date hereof, if any. As used in this Agreement, "Rights" means any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) any shares of Headlands's capital stock.

          2. I agree that I will not, and will not permit any Person controlled by me to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, any interest in any of the Shares or any Rights or voting rights with respect to the Shares, unless such transfer or disposition would not adversely affect the ability of the Merger to be accounted for as a "pooling of interests" under generally accepted accounting principles.

          3. I agree that, so long as this letter agreement is in effect, at any meeting of the stockholders of Headlands, I will vote the Shares in favor of the Plan, the Stock Option Agreement and transactions contemplated by such agreements. I hereby revoke any other proxy previously granted by me with respect to the Shares and waive any rights of appraisal or rights to dissent from the Merger that I may otherwise have.

          5. I agree to, and will cause any Person controlled by me to, cooperate fully with you in connection with the Plan and the transactions contemplated thereby. I agree that I will not, and will not permit any such Person to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any third party concerning, any proposal related to an Acquisition Transaction or furnish any information regarding Headlands or its subsidiaries to any such third party, or take any action that would cause Headlands to be in breach of the Plan or that would otherwise interfere with, delay or discourage the Merger and the transactions contemplated in connection therewith.

          6. Nothing herein shall be construed to require me, or any Person controlled by me, to take any action or fail to take any action in violation of any applicable law.

          7. I represent, warrant and agree that (i) I have all necessary power and authority to enter into this letter agreement, (ii) this letter agreement is a legal, valid and binding agreement with respect to me, and (iii) this letter agreement is enforceable against me in accordance with its terms.

          8. I recognize and acknowledge that a breach by me of any covenants or agreements contained in this letter agreement will cause GreenPoint and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore I agree that in the event of any breach of my covenants and agreements under this letter agreement, each of GreenPoint and Merger Sub will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

          9. This letter agreement may be terminated at the option of any party hereto at any time after the earlier of (i) the Effective Time or (ii) termination of the Plan pursuant to its terms.

          10. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

                    [rest of page intentionally left blank]

          Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.



                              Very truly yours,


                              By: _____________________
                                  Becky S. Poisson

Confirmed and agreed to on
the date first above written.

GREENPOINT FINANCIAL CORP.

By:    _____________________
Name:
Title:



GF ACQUISITION CORP.

By:     _____________________
Title:  _____________________

                                                                       Exhibit B
                                                                       ---------

                     SUPPORT AGREEMENT FOR STEVEN M. ABREU


                                December 8, 1998



GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Dear Sirs:

          I understand that GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), GF Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GreenPoint ("Merger Sub"), and Headlands Mortgage Company, a California corporation ("Headlands"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Plan"), pursuant to which Merger Sub will merge with and into Headlands (with Headlands thereafter becoming a wholly-owned subsidiary of GreenPoint) and all of the outstanding shares of common stock, without par value, of Headlands will be exchanged for shares of common stock, par value $0.01 per share, of GreenPoint. I also understand that GreenPoint and Headlands are entering into a Stock Option Agreement, also dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Headlands has granted to GreenPoint an option to purchase, under certain circumstances, shares of Headlands common stock at a price and in an amount provided in such agreement. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Plan.

          I am a stockholder of Headlands and am entering into this letter agreement to induce you to enter into the Plan and to consummate the transactions contemplated thereby.

          I confirm my agreement with you as follows:

          1. I represent, warrant and agree that Schedule I annexed hereto sets forth all of the shares of capital stock of Headlands of which I am the record or beneficial owner or over which I exercise any direct or indirect dispositive or voting control (together with any shares of capital stock of Headlands acquired by, or over which any direct or indirect dispositive or voting control is acquired by, I after the date hereof and prior to the Effective Time (whether upon the exercise of options, conversion of convertible securities or otherwise), the "Shares") and that I am, on the date hereof, the lawful owner of the number of Shares set forth in Schedule I, free and clear of all Liens (including, without limitation, voting agreements and commitments of any kind), except as disclosed in Schedule I. I do not own or hold, of record or beneficially, any Rights to acquire any additional shares of the capital stock of Headlands (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of such capital stock, except as disclosed on
Schedule I. I agree that while this letter agreement is in effect, I will promptly notify GreenPoint of the number of all Shares and Rights acquired after the date hereof, if any. As used in this Agreement, "Rights" means any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) any shares of Headlands's capital stock.

          2. I agree that I will not, and will not permit any Person controlled by me to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, any interest in any of the Shares or any Rights or voting rights with respect to the Shares, unless such transfer or disposition would not adversely affect the ability of the Merger to be accounted for as a "pooling of interests" under generally accepted accounting principles.

          3. I agree that, so long as this letter agreement is in effect, at any meeting of the stockholders of Headlands, I will vote the Shares in favor of the Plan, the Stock Option Agreement and transactions contemplated by such agreements. I hereby revoke any other proxy previously granted by me with respect to the Shares and waive any rights of appraisal or rights to dissent from the Merger that I may otherwise have.

          5. I agree to, and will cause any Person controlled by me to, cooperate fully with you in connection with the Plan and the transactions contemplated thereby. I agree that I will not, and will not permit any such Person to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any third party concerning, any proposal related to an Acquisition Transaction or furnish any information regarding Headlands or its subsidiaries to any such third party, or take any action that would cause Headlands to be in breach of the Plan or that would otherwise interfere with, delay or discourage the Merger and the transactions contemplated in connection therewith.

          6. Nothing herein shall be construed to require me, or any Person controlled by me, to take any action or fail to take any action in violation of any applicable law.

          7. I represent, warrant and agree that (i) I have all necessary power and authority to enter into this letter agreement, (ii) this letter agreement is a legal, valid and binding agreement with respect to me, and (iii) this letter agreement is enforceable against me in accordance with its terms.

          8. I recognize and acknowledge that a breach by me of any covenants or agreements contained in this letter agreement will cause GreenPoint and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore I agree that in the event of any breach of my covenants and agreements under this letter agreement, each of GreenPoint and Merger Sub will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

          9. This letter agreement may be terminated at the option of any party hereto at any time after the earlier of (i) the Effective Time or (ii) termination of the Plan pursuant to its terms.

          10. This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

                    [rest of page intentionally left blank]

          Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.



                              Very truly yours,


                              By: _____________________
                                  Steven M. Abreu

Confirmed and agreed to on
the date first above written.

GREENPOINT FINANCIAL CORP.

By:    _____________________
Name:
Title:



GF ACQUISITION CORP.

By:     _____________________
Title:  _____________________

                                                                       Exhibit C
                                                                       ---------

                            FORM OF AFFILIATE LETTER
                            ------------------------




                                                             _____________, 1998


GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of the 8th day of December, 1998 (the "Plan"), by and among Headlands Mortgage Company ("Headlands"), GreenPoint Financial Corp. ("GreenPoint") and GF Acquisition Corp. ("Merger Sub"), Headlands plans to merge with Merger Sub, with Headlands continuing as the surviving corporation and becoming a wholly-owned subsidiary of GreenPoint (the "Merger"). As a result of the Merger, I may receive shares of GreenPoint common stock, par value $0.01 per share ("GreenPoint Stock"), in exchange for shares of Headlands common stock, without par value ("Headlands Stock").

     I hereby represent, warrant and covenant with and to GreenPoint that in the event I receive any GreenPoint Stock as a result of the Merger:

          (A) I will not sell, transfer or otherwise dispose of such GreenPoint Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may hereafter from time to time be amended), or (iii) in the opinion of counsel in form and substance satisfactory to GreenPoint, or under a "no-action" letter obtained by me from the staff of the Securities and Exchange Commission (the "SEC"), such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

          (B) I understand that GreenPoint is under no obligation to register the sale, transfer or other disposition of shares of GreenPoint Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (C) I also understand that stop transfer instructions will be given to GreenPoint's transfer agent with respect to the shares of GreenPoint Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145(d) under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and GreenPoint, a copy of which agreement is on file at the principal offices of GreenPoint."

          (D) I also understand that, unless the transfer by me of the GreenPoint Stock issued to me as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145(d) under the Act, GreenPoint reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such GreenPoint Stock from me:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legends set forth in paragraphs
     (C) and (D) above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to GreenPoint (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance satisfactory to GreenPoint, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to GreenPoint that the GreenPoint Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d).

          (E) I further represent, warrant and covenant with and to GreenPoint that I will not sell, transfer or otherwise dispose of my interests in, or reduce my risk relative to, any shares of Headlands Stock or GreenPoint Stock beneficially owned by me during the period commencing 30 days prior to the effective date of the Merger and ending at such time as GreenPoint notifies me that results covering at least 30 days of combined operations of GreenPoint after the Merger have been published by GreenPoint, which GreenPoint agrees to publish consistent with its normal financial reporting practice.

          (F) I further represent, warrant and covenant with and to GreenPoint that I will, and will cause each of the other parties whose shares are deemed to be beneficially owned by me pursuant to paragraph (G) below to, have all shares of Headlands Stock owned by me or such parties registered in my name or in such parties' names, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearing house.

          (G) I understand and agree that this letter agreement shall apply to all shares of the capital stock of Headlands and GreenPoint that are deemed to be beneficially owned by me pursuant to applicable federal securities laws.

          (H) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the capital stock of Headlands or GreenPoint, to the extent I felt necessary, with my counsel or counsel for Headlands.

                                    Very truly yours,


                                    ________________________
                                    Name:


                                    [add below the signatures
                                    of all registered owners
                                    of shares deemed
                                    beneficially owned by the
                                    affiliate]

                                    _________________________
                                    Name:


                                    _________________________
                                    Name:


                                    _________________________
                                    Name:

Acknowledged this ______ day of
______________, 1998.


GREENPOINT FINANCIAL CORP.

By:___________________________
   Name:
   Title: